                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER



                            DATED AS OF MAY 30, 2001



                                     AMONG



                         INTERPORE INTERNATIONAL, INC.,
                             a Delaware corporation



                                 OP SUB, INC.,
                            a California corporation



                        AMERICAN OSTEOMEDIX CORPORATION,
                             a Virginia corporation



                                      AND



                           THE SHAREHOLDERS SET FORTH
                             ON THE SIGNATURE PAGES
                                     HERETO

                               TABLE OF CONTENTS

ARTICLE I.    DEFINITIONS....................................................  1
              1.1   Defined Terms............................................  1

ARTICLE II.   THE MERGER.....................................................  8
              2.1   The Merger...............................................  8
              2.2   Closing..................................................  8
              2.3   Effective Time...........................................  8
              2.4   Effects of the Merger....................................  9
              2.5   Certificate of Incorporation.............................  9
              2.6   Bylaws...................................................  9
              2.7   Officers and Directors of Surviving Corporation..........  9

ARTICLE III.  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
               CORPORATIONS; EXCHANGE OF CERTIFICATES........................  9
              3.1   Effect on Capital Stock..................................  9
              3.2   Target Options and Target Restricted Stock............... 11
              3.3   Escrow Cash.............................................. 11
              3.4   Target Shareholder Representative........................ 12
              3.5   Exchange of Certificates................................. 13
              3.6   Assumed Options.......................................... 14

ARTICLE IV.   REPRESENTATIONS AND WARRANTIES OF TARGET....................... 15
              4.1   Organization, Standing and Power......................... 15
              4.2   Capital Structure........................................ 15
              4.3   Authority; No Conflicts.................................. 16
              4.4   Financial Information.................................... 17
              4.5   No Undisclosed Liabilities............................... 18
              4.6   Compliance with Applicable Laws.......................... 18
              4.7   Regulatory Matters....................................... 19
              4.8   Litigation............................................... 20
              4.9   Taxes.................................................... 20
              4.10  Absence of Certain Changes or Events..................... 23
              4.11  Vote Required............................................ 24
              4.12  Material Agreements...................................... 24
              4.13  Employee Benefit Plans; ERISA............................ 25
              4.14  Brokers or Finders....................................... 27
              4.15  Property................................................. 28
              4.16  Affiliated Transactions and Certain Other Agreements..... 28
              4.17  Environmental Matters.................................... 28
              1.18  Proprietary Rights....................................... 29
              4.19  Product Liability........................................ 30
              4.20  Insurance................................................ 30
              4.21  Labor Relations.......................................... 30

              4.22  Net Working Capital...................................... 30
              4.23  Target Affiliates........................................ 30

ARTICLE V.   REPRESENTATIONS AND WARRANTIES OF TARGET SHAREHOLDERS........... 31
              5.1   Ownership of Target Stock................................ 31
              5.2   Authority; Enforceability................................ 31
              5.3   Private Placement........................................ 31
              5.4   Prohibitions............................................. 32
              5.5   Consents and Approvals of Governmental Entities.......... 33
              5.6   Voting Agreements........................................ 33

ARTICLE VI.   REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB........ 33
              6.1   Organization, Standing and Power......................... 33
              6.2   Capital Structure........................................ 34
              6.3   Authority; No Conflicts.................................. 34
              6.4   Reports and Financial Statements......................... 35
              6.5   Absence of Litigation.................................... 36
              6.6   Brokers or Finders....................................... 36
              6.7   No Business Activities................................... 36
              6.8   Proprietary Rights....................................... 36
              6.9   Regulatory Matters....................................... 36

ARTICLE VII.  COVENANTS RELATING TO CONDUCT OF BUSINESS...................... 37
              7.1   Conduct of Business of Target Pending the Merger......... 37
              7.2   Target Board Recommendation.............................. 39
              7.3   Covenants of Parent and Merger Sub....................... 40
              7.4   Advice of Changes; Government Filings.................... 40
              7.5   Tax Matters.............................................. 41

ARTICLE VIII. ADDITIONAL AGREEMENTS.......................................... 44
              8.1   Target Shareholder Approval.............................. 44
              8.2   Access to Information.................................... 44
              8.3   Approvals and Consents; Cooperation...................... 45
              8.4   Public Announcements..................................... 46
              8.5   Further Assurances....................................... 46
              8.6   Cooperation; Notice; Cure................................ 46
              8.7   Obtaining Consents....................................... 46
              8.8   Employment and Consulting Agreements..................... 47
              8.9   Fees and Expenses........................................ 47
              8.10  Employee Plans and Benefit Plans Generally............... 47
              8.11  Voting Agreements........................................ 47
              8.12  Shareholder Approval..................................... 47
              8.13  Release.................................................. 48
              8.14  Insurance................................................ 49

             8.15  Nasdaq Listing............................................ 49

ARTICLE IX.  CONDITIONS PRECEDENT TO MERGER.................................. 49
             9.1   Conditions to Obligation of each Party to Effect the
                    Merger................................................... 49
             9.2   Conditions to Obligations of Target to Effect the Merger.. 50
             9.3   Conditions to Obligations of Parent and Merger Sub to
                    Effect the Merger........................................ 51

ARTICLE X.   INDEMNIFICATION................................................. 53
             10.1  General Indemnification................................... 53
             10.2  Limitations on Indemnity.................................. 56
             10.3  Special Limitation........................................ 58
             10.4  Tax Indemnification....................................... 58
             10.5  Schedule Updates.......................................... 58

ARTICLE XI.  TERMINATION AND AMENDMENT....................................... 59
             11.1  Termination............................................... 59
             11.2  Effect of Termination..................................... 60
             11.3  Amendment................................................. 61
             11.4  Extension; Waiver......................................... 61

ARTICLE XII. GENERAL PROVISIONS.............................................. 62
             12.1  Survival of Representations and Warranties................ 62
             12.2  Notices................................................... 62
             12.3  Interpretation............................................ 63
             12.4  Counterparts.............................................. 63
             12.5  Entire Agreement; No Third Party Beneficiaries............ 63
             12.6  Governing Law............................................. 64
             12.7  Severability.............................................. 64
             12.8  Assignment................................................ 64
             12.9  Enforcement............................................... 64
             12.10 Attorneys' Fees........................................... 64

Schedule I   List of Cash/Stock Recipients
Schedule II  List of Stock Recipients

Exhibit A    Form of Limited Acknowledgement Signature Page
Exhibit B    Form of Escrow Agreement
Exhibit C    Form of Voting Agreement
Exhibit D    Form of Employment Agreement
Exhibit E    Form of Consulting Agreement
Exhibit F    Form of Consulting Agreement
Exhibit G    Form of Contingent Consideration Agreement
Exhibit H    Form of Opinion of Counsel
Exhibit I    Form of Assignment of Inventions Agreement
Exhibit J    Form of Registration Rights Agreement

                           GLOSSARY OF DEFINED TERMS

                                                                     Location of
Definition                                                          Defined Term

2000 Financials...................................................Section 4.4(b)
510(k)............................................................Section 4.7(c)
Agreement...............................................................Preamble
Agreement of Merger..................................................Section 2.3
Appointed Director................................................Section 9.2(f)
Articles of Merger...................................................Section 2.3
Assumed Options......................................................Section 3.6
Assumed Option Exchange Ratio........................................Section 3.6
Audited Financials................................................Section 4.4(d)
Balance Sheet.....................................................Section 4.4(b)
Cash/Stock Recipient Shares....................................Section 3.1(b)(i)
CCC....................................................................Recital C
Claim Notice.....................................................Section 10.1(b)
Closing..............................................................Section 2.2
Closing Date.........................................................Section 2.2
COBRA............................................................Section 4.13(e)
Confidentiality Agreement............................................Section 7.2
Consulting Agreements................................................Section 8.9
Contingent Consideration Agreement................................Section 9.2(e)
Damages.......................................................Section 10.1(a)(i)
Effective Time.......................................................Section 2.3
Employment Agreement.................................................Section 8.8
ERISA............................................................Section 4.13(a)
ERISA Affiliate..................................................Section 4.13(a)
Escrow............................................................Section 3.3(a)
Escrow Agent......................................................Section 3.3(a)
Escrow Agreement..................................................Section 3.3(a)
Escrow Period.....................................................Section 3.3(a)
Executing Shareholders..................................................Preamble
Forms 483s........................................................Section 4.7(g)
GAAP..............................................................Section 4.4(a)
Governmental Approvals............................................Section 8.4(a)
Governmental Entity...............................................Section 4.3(c)
Gross Parent Share Equivalent........................................Section 3.6
Indemnified Party.............................................Section 10.1(a)(i)
IDE...............................................................Section 4.7(d)
Indemnity Threshold..............................................Section 10.2(b)
March 2001 Financials.............................................Section 4.4(c)
Material Agreement...............................................Section 4.12(a)
Maximum Indemnification Amount...................................Section 10.2(a)

Merger.................................................................Recital C
Merger Sub..............................................................Preamble
Notifying Party...................................................Section 8.3(a)
Outstanding Kostuik Options..........................................Section 3.6
Parent..................................................................Preamble
Parent Stock...........................................................Recital A
Parent Disclosure Schedule............................................Article VI
Parent Indemnity Claims.....................................Section 10.1(a)(iii)
Parent SEC Reports...................................................Section 6.4
Plan.............................................................Section 4.13(a)
PMA...............................................................Section 4.7(c)
Post-Closing Partial Period.......................................Section 7.5(c)
Pre-Closing Partial Period........................................Section 7.5(c)
Pre-Closing Tax Returns...........................................Section 7.5(b)
Proceeding.........................................................Section 12.11
Purchase Price Allocation Table...................................Section 3.1(c)
Reference Balance Sheet...........................................Section 4.4(c)
Released Parties....................................................Section 8.13
Representation Letters.......................................Section 7.5(i)(iii)
Required Target Vote................................................Section 4.11
Remaining Cash................................................ Section 3.1(b)(i)
Special Indemnifying Shareholder Maximum Indemnification Amount..Section 10.2(a)
Special Indemnifying Target Shareholder..........................Section 10.1(d)
Straddle Period...................................................Section 7.5(c)
Subsequent Sale Transaction......................................Section 11.2(b)
Subsequent Sale Fee..............................................Section 11.2(b)
Surviving Corporation................................................Section 2.1
Target..................................................................Preamble
Target Affiliates...................................................Section 4.23
Target Board.........................................................Section 7.2
Target Stock...........................................................Recital A
Target Disclosure Schedule............................................Article IV
Target Insurance Policies...........................................Section 4.20
Target Leased Property...........................................Section 4.15(c)
Target Permits.......................................................Section 4.6
Target Shareholders Disclosure Schedule................................Article V
Target Voting Debt................................................Section 4.2(c)
Tax Opinion...................................................Section 7.5(i)(ii)
Terminating Target Breach........................................Section 11.1(c)
Terminating Parent Breach........................................Section 11.1(d)
Third Party Claim.............................................Section 10.1(b)(i)
VSCA...................................................................Recital C
Violation.........................................................Section 4.3(b)
Virginia Commission..................................................Section 2.3
Voting Agreement.....................................................Section 5.6

          This AGREEMENT AND PLAN OF MERGER, dated as of May 30, 2001 (this "Agreement"), by and among Interpore International, Inc., a Delaware corporation
----------
("Parent"), OP Sub, Inc., a California corporation and a wholly owned subsidiary
  ------
of Parent ("Merger Sub"), American OsteoMedix Corporation, a Virginia
            ----------
corporation ("Target"), and the shareholders of Target listed on the signature
              ------
pages hereto (the "Executing Shareholders").
                   ----------------------

                                R E C I T A L S
                                ---------------

          A. The respective Boards of Directors of Parent, Merger Sub and Target have each determined that the Merger (as defined below) is in the best interests of their respective shareholders and have approved the Merger upon the terms and subject to the conditions set forth in this Agreement, which include that each issued and outstanding share of common stock, par value $.01 per share, of Target ("Target Stock"), will be converted into the right to receive a
                   ------------
combination of common stock, no par value, of Parent (the "Parent Stock") and
                                                           ------------
cash, as further described herein. The Target Shareholders will also have the right to receive certain additional contingent consideration pursuant to the terms of a Contingent Consideration Agreement (as defined below).

          B. Certain shareholders of Target have entered into voting agreements regarding their approval of the Merger and this Agreement;

          C. In order to effectuate the foregoing, Target, upon the terms and subject to the conditions of this Agreement and, in accordance with the Virginia Stock Corporation Act (the "VSCA") and the California Corporations Code (the
                            ----
"CCC"), will merge with and into the Merger Sub in a transaction intended to
----
qualify as a reorganization pursuant to Section 368(a)(1)(A) and 368(a)(2)(D) of the Code (the "Merger"); and
               ------

          D. Parent, Merger Sub, Target and the Executing Shareholders desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                               A G R E E M E N T
                               -----------------

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and other valuable consideration, the sufficiency and receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                  ARTICLE I.

                                  DEFINITIONS
                                  -----------

     1.1  Defined Terms. As used in this Agreement, the terms below shall have
          -------------
the meanings set forth in this Section 1.1. Any of such terms, unless the
                               -----------
context requires otherwise, may be used in singular or plural, depending upon the reference.

          (a)  "Accredited Investor" has the meaning set forth in Regulation D
                -------------------
promulgated under the Securities Act.

          (b)  "Affiliate" means, with respect to any Person, any Person that
                ---------
directly, or indirectly through one or more intermediaries, controls or is controlled by or under common control with such Person.

          (c)  "Assets" means, with respect to any Person, the right, title and
                ------
interest of such Person, in their properties, assets and rights of any kind, whether tangible or intangible, real or personal, including without limitation the right, title and interest in the following:

               (i)    all contracts;

               (ii)   all Fixtures and Equipment;

               (iii)  all inventory;

               (iv)   all Books and Records;

               (v)    all Proprietary Rights;

               (vi) all permits and regulatory filings, including any filings with the United States Federal Food and Drug Administration;

               (vii) all return and other rights under or pursuant to all warranties, representations and guarantees made by suppliers and other third parties in connection with the Assets or services furnished to such Person;

               (viii) all cash, accounts receivable, deposits and prepaid expenses; and

               (ix)   all goodwill.

          (d)  "Board of Directors" means the Board of Directors of any
                ------------------
specified Person and any properly serving and acting committees thereof.

          (e)  "Books and Records" means, with respect to any Person, (a) all
                -----------------
product, business and marketing plans, sales and promotional literature and artwork relating to the Assets or the business of such Person, (b) all books, records, lists, ledgers, financial data, tax records, files, reports, product and design manuals, plans, drawings, technical manuals, and operating records of every kind relating to the Assets or the business of such Person (including records and lists of customers, distributors, suppliers and personnel) and (c) all telephone and fax numbers used in the business of such Person, in each case whether maintained as hard copy or stored in computer memory and whether owned by such Person, or any of their Affiliates.

          (f)  "Business Day" means each day other than Saturdays, Sundays and
                ------------
days when commercial banks are authorized to be closed for business in Los Angeles, California.

          (g)  "Cash/Stock Recipients" means those Persons listed on Schedule I
                ---------------------
hereto, and all Persons listed on Schedule II hereto who do not elect to become Stock Recipients; provided that the designation of a Person as a "Cash/Stock Recipient" or a "Stock Recipient" applies only with respect to the shares of Target Stock set forth opposite such Person's name on the relevant schedule. It is acknowledged that the same Person may appear on both Schedule I and Schedule II; provided, however, that the aggregate number of shares of Target Stock listed on both Schedule I and Schedule II shall not exceed the total number of shares of Target Stock outstanding immediately prior to the Closing.

          (h)  "CCC" has the meaning set forth in the Recitals hereto.
                ---

          (i)  "Certificate" means a certificate that immediately prior to the
                -----------
Effective Time represented outstanding shares of Target Stock, other than shares to be canceled or retired in accordance with Section 3.1(c).
                                             --------------

          (j)  "Code" means the Internal Revenue Code of 1986, as amended, or
                ----
any successor law.

          (k)  "Contingent Consideration" means any and all amounts payable to
                ------------------------
the Target Shareholders pursuant to the Contingent Consideration Agreement.

          (l)  "Delivered Option Proceeds" means all cash received by Target
                -------------------------
pursuant to the exercise of Target Options on or after the date of this Agreement, to the extent that such cash is (i) kept by Target in a segregated bank account, and (ii) delivered by Target to the Surviving Corporation at Closing.

          (m)  "Dissenting Shares" means shares of Target Stock held by a Target
                -----------------
Shareholder that dissents from the Merger in accordance with Section 13.1-730 of the VSCA.

          (n)  "Encumbrances" means any claim, lien, pledge, option, right of
                ------------
first refusal, charge, easement, security interest, deed of trust, mortgage, right-of-way, covenant, condition, restriction, encumbrance or other rights of third parties.

          (o)  "Environmental Law" means any federal, state, local or foreign
                -----------------
law, statute, ordinance, regulation, judgment, order, decree, arbitration award, agency requirement, license, permit, authorization or common law, relating to the protection, investigation or restoration of the environment, health and safety, or natural resources.

          (p)  "Excess Expenses" means the amount of any Expenses in excess of
                ---------------
$112,500 incurred by Target in connection with this Agreement or the transactions contemplated hereby.

          (q)  "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
amended.

          (r)  "Executing Shareholder" has the meaning set forth in the Recitals
                ---------------------
hereto.

          (s)  "Expenses" includes all out-of-pocket expenses (including,
                --------
without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and consummation of this Agreement and the transactions contemplated hereby; provided it is understood that the expenses of Ernst & Young in connection with the audit of Target's 2000 Financials shall not be included in Expenses of the Target.

          (t)  "Fixtures and Equipment" means, with respect to any Person, all
                ----------------------
of the furniture, fixtures, furnishings, machinery and equipment owned, leased or licensed by such Person and located in, at or upon the facilities of such Person.

          (u)  "GenSci Contract" means that certain Instrument Development and
                ---------------
Supply Agreement between Target and GenSci OrthoBiologies Inc. ("GenSci") dated
                                                                 ------
as of January 5, 2000, as supplemented by that certain Original Equipment Manufacturer's Agreement between Target and GenSci, dated as of June 9, 2000.

          (v)  "Hazardous Substance" means any substance that is: (i) a
                -------------------
pollutant or contaminant or a hazardous or toxic chemical, waste, substance or material, including any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (ii) any other substance that may be the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

          (w)  "IRS" means the Internal Revenue Service.
                ---

          (x)  "Knowledge" means with respect to any Person, the actual
                ---------
knowledge of such Person after Reasonable Inquiry. Target shall be deemed to have "Knowledge" of a particular fact or matter only if any of its directors or officers has Knowledge of such fact or matter. "Reasonable Inquiry" means, with
                                                ------------------
respect to any representation or warranty made by Target, making reasonable inquiry of those employees or consultants of Target whose principal business duties related to such representation or warranty.

          (y)  "Liability" or "Liabilities" means all indebtedness, obligations
                ---------      -----------
and other liabilities of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

          (z)  "Limited Acknowledgement Signature Page" means the counterpart
                --------------------------------------
signature page to this Agreement, a form of which is attached hereto as Exhibit
                                                                        -------
A, which binds the signatories in the manner set forth therein.
-

          (aa) "Material Adverse Effect" means, with respect to any entity, any
                -----------------------
adverse change, circumstance or effect (not proximately caused by the public announcement of the proposed Merger) that, individually or in the aggregate with all other adverse changes, circumstances and effects, is or is reasonably likely to be materially adverse to the business, operations, assets, liabilities, financial condition or results of operations of such entity and its

Subsidiaries taken as a whole or would prevent Target or Parent (as the case may be) from performing its obligations under this Agreement; provided that with respect to Parent, a change in the market price of Parent Stock shall not be a Material Adverse Effect on Parent; provided further, that neither of the following shall be deemed to constitute a Material Adverse Effect on any Person:
(a) any effect arising from or relating to general business or economic conditions; and (b) any effect generally relating to or affecting the industry in which the Target operates.

          (bb) "Net Working Capital" means the difference between (i) current
                -------------------
assets of Target and (ii) current liabilities of Target immediately prior to Closing, as determined consistent with Target's accounting practices; provided that Net Working Capital shall not include amounts, if any, received in connection with the exercise of any Target Options subsequent to the date of this Agreement; provided, that for purposes of determining Net Working Capital, all outstanding balances under the Notes shall be deemed to be long-term liabilities of Target.

          (cc) "Note" or "Notes" means one or both, as the case may be, of those
                ----      -----
certain convertible notes issued by Target to Parent (in aggregate sum of up to $1,000,000) pursuant to the Note Purchase Agreement.

          (dd) "Note Purchase Agreement" means that certain Note Purchase
                -----------------------
Agreement, dated as of May 19, 2001, by and between Target and Parent.

          (ee) "Ordinary Course of Business" means, with respect to any Person,
                ---------------------------
the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency) but in all events consistent with prudent business practice for the long-term operation of such Person.

          (ff) "Organizational Documents" means, with respect to any entity, the
                ------------------------
certificate or articles of incorporation, bylaws or other governing documents of such entity.

          (gg) "Parent Stock" has the meaning set forth in the Recitals hereto.
                ------------

          (hh) "Parent Stock Value" means the average of the last trading prices
                ------------------
for the Parent Stock as listed on the Nasdaq Stock Market for the ten (10) trading days ending on the third day prior to the Closing Date, rounded to the nearest ($.01).

          (ii) "PBGC" means the Pension Benefit Guarantee Corporation.
                ----

          (jj) "Permitted Encumbrances" means (a) those Encumbrances that result
                ----------------------
from all statutory or other liens for Taxes or assessments (1) which are not yet due or delinquent or (2) the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP; (b) those Encumbrances that result from any cashiers', landlords', workers', mechanics', carriers', materialmen's, suppliers' and repairers' lien and other similar Encumbrances imposed by law or incurred in the Ordinary Course of Business; (c) those Encumbrances imposed by any law, rule, regulation, ordinance or restriction promulgated by any Governmental Entity; (d) those Encumbrances that result from all leases, subleases or licenses to which Target or any of its Subsidiaries is a party; and (e) all other Encumbrances which, individually, or in the aggregate, do not detract from the value of, or materially interfere with, the use of the Asset subject thereto or affected thereby.

          (kk) "Per Share Contribution Amount" means that amount equal to (A)
                -----------------------------
$500,000 divided by (B) the number of shares of Target Stock issued and outstanding immediately prior to the Closing.

          (ll) "Per Share Purchase Price" shall be determined by dividing (A)
                ------------------------
the Purchase Price by (B) the number of Shares of Target Stock outstanding immediately prior to the Closing.

          (mm) "Person" means an individual, corporation, partnership, limited
                ------
liability company association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

          (nn) "Pro Rata Indemnification Percentage" shall mean, with respect to
                -----------------------------------
any Target Shareholder, the percentage of any Damages equal to (a) the number of shares of Target Stock held by such Target Shareholder immediately prior to Closing divided by (b) the total number of shares of Target Stock outstanding immediately prior to Closing.

          (oo) "Proprietary Rights" means all (a) U.S. and foreign patents,
                ------------------
patent applications, patent disclosures and improvements thereto, including all term extensions thereof, (b) U.S. and foreign trademarks, service marks, trade dress, logos, trade names, domain names and corporate names and the goodwill associated therewith and registrations and applications, extensions or renewals for registration thereof, (c) U.S. and foreign copyrights and registrations and applications, extensions or renewals for registration thereof, (d) trade secrets, (e) URL registrations, (f) inventions, formulae, processes, designs, know-how or other data or information, (g) other similar intangible proprietary rights, including confidential or proprietary business information and processes, (h) copies and tangible embodiments of any of the items described in the foregoing (a) through (g) (in whatever form or medium) and (i) licenses granting any rights with respect to any of the items described in the foregoing
(a) through (h).

          (pp) "Purchase Price" means the aggregate sum of (A) $8,000,000 and
                --------------
the sum of the Delivered Option Proceeds, less the sum of (i) the outstanding principal balance, if any, under the Notes after the application of Section
                                                                    -------
9.3(e), (ii) the amount of Excess Expenses, if any and (iii) the amount of the
------
cash, if any, paid to Dr. John Kostuik in connection with the termination of any Target Options held by Dr. John Kostuik (the amount calculated pursuant to this clause (A) being defined as the "Cash Portion"), and (B) 2,400,000 shares of the
                                 ------------
Parent Stock (the "Stock Portion") valued at the Parent Stock Value; provided,
                   -------------
however, (1) that if the Parent Stock Value is greater than $5.00 per share, the number of shares of Parent Stock comprising the Stock Portion shall be reduced until the value of the Stock Portion (determined by multiplying the number of whole shares of Parent Stock comprising the Stock Portion and the Parent Stock Value) is equal to $12,000,000 (or as close thereto as possible without exceeding $12,000,000) and (2) that if the Parent Stock Value is less than $3.75 per share, the number of shares of Parent Stock comprising the Stock Portion shall be increased until the value of the Stock Portion (determined by multiplying the number of whole shares of Parent Stock comprising the Stock Portion and the Parent Stock Value) is equal to $9,000,000 (or as close thereto as possible without going below $9,000,000); provided further, that in no event shall the number of shares of Parent Stock comprising the Stock Portion consist of greater than 2,800,000 or less than 2,000,000 shares of Parent Stock; provided further, that the number of shares of Parent Stock comprising the Stock Portion shall be reduced by the number of shares of Parent Stock underlying the Assumed Options, if any.

          (qq) "SEC" means the Securities Exchange Commission.
                ---

          (rr) "Securities Act" means the Securities Act of 1933, as amended.
                --------------

          (ss) "Subsidiary" when used with respect to any party means any
                ----------
corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting and economic interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          (tt) "Stock Recipient" means those persons listed on Schedule II who
                ---------------
elect at least three Business Days prior to Closing to receive only stock (other than their pro rata share of the Withheld Cash) in the Merger pursuant to
Section 3.1(d). A definitive list of those Persons listed on Schedule II who elect to become Stock Recipients shall be prepared by Target and delivered to Parent at least three Business Days prior to Closing as part of the Purchase Price Allocation Table.

          (uu) "Target Non-Plan Options" means all options to purchase Target
                -----------------------
Stock, whether exercisable or non-exercisable, issued pursuant to an option agreement but not issued pursuant to the Target Stock Plan.

          (vv) "Target Option Plan" means Target's 2000 Incentive Stock Option
                ------------------
Plan, dated December 1, 2000.

          (ww) "Target Options" means all options to purchase shares of Target
                --------------
Stock, whether exercisable or non-exercisable.

          (xx) "Target Plan Options" means all options to purchase shares of
                -------------------
Target Stock, whether exercisable or non-exercisable, issued pursuant to the Target Option Plan.

          (yy) "Target Shareholder" means any Person that is the beneficial
                ------------------
owner of Target Stock immediately prior to the Closing.

          (zz) "Target Shareholder Representative" means Eric Major.
                ---------------------------------

          (aaa)  "Target Restricted Stock" means the restricted Target Stock
                  -----------------------
issued pursuant to that certain Restricted Stock Grant Contract between Target and Andrew Rock dated November 14, 2000.

          (bbb)  "Target Stock" means the common stock of Target, par value
                  ------------
$.01.

          (ccc) "Tax" and "Taxes" mean any federal, state, local or foreign
                 ---       -----
income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), energy, utility, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or any other tax or similar governmental charge of any kind whatsoever, including any interest, penalty, or addition thereto.

          (ddd)  "Tax Return" means any return, declaration, report, claim for
                  ----------
refund, or information return or statement relating to Taxes (required to be supplied, actually supplied, to a governmental or regulatory authority), including any schedule or attachment thereto, and including any amendment thereof.

          (eee)  "Taxing Authority" means any federal, state, local or foreign
                  ----------------
governmental authority responsible for administration and collection of Taxes.

          (fff)  "VSCA" has the meaning set forth in the Recitals hereto.
                  ----

          (ggg)  "Withheld Cash" means the $500,000 paid into the Escrow
                  -------------
pursuant to Section 3.1(e).

                                  ARTICLE II.

                                  THE MERGER
                                  ----------

     2.1  The Merger.   Upon the terms and subject to the conditions set forth
          ----------
in this Agreement, and in accordance with the VSCA, Target shall be merged with and into the Merger Sub at the Effective Time (as defined below). Following the Merger, the separate corporate existence of Target shall cease and the Merger Sub shall continue as the surviving corporation (the "Surviving Corporation") in
                                                      ---------------------
accordance with the VSCA and the CCC.

     2.2  Closing.  Unless this Agreement shall have been terminated and the
          -------
transactions herein contemplated shall have been abandoned pursuant to the provisions of Article XI, the closing of the Merger (the "Closing") will take
              ----------                                  -------
place on the third Business Day after satisfaction or waiver by the respective parties (as permitted by this Agreement and applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article IX (the "Closing Date"), unless another time
                           ----------       ------------
or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Latham & Watkins, 650 Town Center Drive, Suite 2000, Costa Mesa, California 92626, unless another place is agreed to in writing by the parties hereto.

     2.3  Effective Time.  Upon the Closing, the parties shall file with the
          --------------
State Corporation Commission of Virginia (the "Virginia Commission") articles of
                                               -------------------
merger in such form as is required by the VSCA (the "Articles of Merger"), and
                                                     ------------------
shall file with the Secretary of State of the State of California an Agreement of Merger in the form, and together with such certificates, as is required under the CCC (the "Agreement of Merger"), executed in accordance with the relevant
             --------------------
provisions of the VSCA or the CCC, and shall make all other filings, recordings or publications required under the VSCA or the CCC in connection with the Merger. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Virginia Commission and the Agreement of Merger is filed with the Secretary of State of the State of California, or at such other time as the parties may agree and specify in the Articles of Merger and the Agreement of Merger (the time the Merger becomes effective being the "Effective Time").
                                                         --------------

     2.4  Effects of the Merger.  At and after the Effective Time, the Merger
          ---------------------
will have the effects set forth in the applicable provisions of the VSCA and the CCC.

     2.5  Certificate of Incorporation.  The articles of incorporation of Merger
          ----------------------------
Sub as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     2.6  Bylaws.  The bylaws of Merger Sub as in effect at the Effective Time
          ------
shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     2.7  Officers and Directors of Surviving Corporation.  The officers and
          -----------------------------------------------
directors of Merger Sub shall be the officers and directors of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or director or until their respective successors are duly elected and qualified, as the case may be.

                                 ARTICLE III.

   EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
   --------------------------------------------------------------------------
                            EXCHANGE OF CERTIFICATES
                            ------------------------

     3.1  Effect on Capital Stock.  As of the Effective Time, by virtue of the
          -----------------------
Merger and without any action on the part of the holder of any shares of Target Stock or any shares of capital stock of Merger Sub:

          (a)  Capital Stock of Merger Sub. Each issued and outstanding share of
               ---------------------------
capital stock of Merger Sub shall remain issued and outstanding.

          (b)  Conversion of Target Shares.  At and as of the Effective Time,
               ---------------------------
each share of Target Stock (other than any Dissenting Shares) shall be converted into the right to receive the Per Share Purchase Price, payable as set forth below, and each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the VSCA. No share of Target Stock shall be deemed to be outstanding or to have any rights other than those set forth in this Section 3.1(b) after the Effective Time. The Per Share Purchase Price (after giving effect to the delivery of the Withheld Cash into the Escrow) shall be paid as follows:

               (i) For each share of Target Stock held by a Cash/Stock Recipient immediately prior to the Closing such Cash/Stock Recipient shall receive (A) cash in an amount equal to (1) the Cash Portion less the Withheld Cash (such amount, the "Remaining Cash") divided by (2) the number of shares of
                        --------------
Target Stock held by all Target Shareholders and (B) a number of shares of Parent Stock equal to the Stock Portion divided by the number of shares of Target Stock held by all Target Shareholders immediately prior to the Closing (the aggregate number of such shares of Parent Stock, the "Cash/Stock Recipient
                                                           --------------------
Shares") and (C) additional cash issued in lieu of any fractional shares
------
resulting from the calculation in (B), in accordance with Section 3.5(c).

               (ii) For each share of Target Stock held by a Stock Recipient immediately prior to the Closing such Stock Recipient shall receive (A) a number of shares of Parent Stock equal to the Stock Portion divided by the total number of shares of Target Stock held by all Target Stockholders immediately prior to the Closing and (B) a number of shares of Parent stock equal to (1) the quotient determined by dividing the Remaining Cash by the Parent Stock Value, which quotient is further divided by (2) the number of shares of Target Stock held by all Target Shareholders immediately prior to the Closing (the aggregate number of all shares of Parent Stock under these clauses (A) and (B), the "Stock
                                                                    -----
Recipient Shares") and (C) additional cash issued in lieu of any fractional
----------------
shares resulting from the above calculation, in accordance with Section 3.5(c).

               (iii) For each share of Target Stock held by either Mohit Bhatnagar or Eric Major, such Person shall receive (A) cash in an amount equal to (1) the Remaining Cash less all amounts of cash paid to Target Shareholders pursuant to Sections 3.1(b)(i), divided by (2) the number of shares of Target Stock held by Mohit Bhatnagar and Eric Major, collectively, and (B) a number of shares of Parent Stock equal to the quotient obtained by dividing (1) the number of shares comprising the Stock Portion less the Cash/Stock Recipient Shares and the Stock Recipient Shares by (2) the number of shares of Target Stock held by Mohit Bhatnagar and Eric Major.

          (c) Target shall provide those Target Shareholders listed on Schedule II hereto the opportunity to elect to become (i) Cash/Stock Recipients, and thereby to receive the consideration set forth in Section 3.1(b)(i) in exchange for their shares of Target Stock in the Merger or (ii) Stock Recipients, and thereby to receive the consideration set forth in Section 3.1(b)(ii) in exchange for their shares of Target Stock in the Merger. In order to facilitate the payment of the Purchase Price as set forth above, Target shall deliver the Purchase Price Allocation Table to Parent no later than three (3) Business Days prior to the Closing. The "Purchase Price Allocation Table" means that table
                           -------------------------------
certified by Target and delivered by Target to Parent, which table shall set forth the name of each Target Shareholder, the number of shares of Target Stock owned by each Target Shareholder, each Target Shareholder's status as a Cash/Stock Recipient, a Stock Recipient or both, and the amount of cash and/or the number of shares of Parent Stock that each Target Shareholder shall receive in exchange for his or her shares of Target Stock. Target and the Target Shareholders shall bear the sole responsibility for preparing the Purchase Price Allocation Table and for verifying its accuracy, and Parent shall have no obligation with respect to the payment of the Purchase Price other than to deliver the amounts set forth on the Purchase Price Allocation Table to the Target Shareholders as set forth thereon. Target and the Target Shareholders acknowledge that Parent and Merger Sub have not participated in any way in the preparation of the Purchase Price Allocation Table.

          (d)  Cancellation of Treasury Stock and Parent-Owned Stock. Each share
               -----------------------------------------------------
of Target Stock that is owned by Target and each share of Target Stock that is owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no Parent Stock or other consideration shall be delivered in exchange therefor.

          (e)  Conveyance of Parent Stock to the Target Shareholders; Escrow.
               -------------------------------------------------------------
Subject to the terms and conditions of this Agreement, on the Closing Date, in exchange for Certificates representing all of the outstanding Target Stock, Parent shall deliver (i) to the Escrow, to be held in accordance with the terms thereof, the Withheld Cash, and (ii) to the Target Shareholder Representative for the benefit of each Target Shareholder (A) cash, payable by cashier's check or wire transfer of immediately available funds, in the amount of (x) the aggregate amount set forth opposite the Target Shareholder's name on the Purchase Price Allocation Table under the heading "Cash Received" less (y) the Per Share Contribution Amount multiplied by the number of shares of Target Stock held by such Target Stockholder and (B) a certificate representing the number of shares of Parent Stock set forth opposite such Target Shareholder's name on the Purchase Price Allocation Table under the heading "Stock Received." In the event that Parent waives the requirement set forth in Section 9.3(m) that it receive all Certificates on or prior to Closing, then on the Closing Date, Parent shall deliver to the Target Shareholder Representative the cash and shares of Parent Stock due to the Target Shareholders that have delivered Certificates and shall subsequently deliver to the Target Shareholder Representative the remaining cash and shares of Parent Stock, as and when the remaining Certificates are delivered to Parent.

     3.2  Target Options and Target Restricted Stock. Except with respect to the
          ------------------------------------------
Target Options held by Dr. John Kostuik (which may be exchanged in accordance with Section 3.6), the Board of Directors of the Target, or, if appropriate, any
     -----------
committee thereof, shall adopt appropriate resolutions and take all other necessary actions (including plan amendments):

          (a) to cause each outstanding Target Plan Option which has not vested immediately as of the date thereof to become vested and fully exercisable, and shall use reasonable efforts to cause all vested Target Plan Options to be exercised or cancelled prior to the Closing; and

          (b) to cause each Target Non-Plan Option to become fully vested and immediately exercisable and to use reasonable efforts to enter into, with each holder of a Target Non-Plan

Option, an amendment to the option agreement relative to such Target Non-Plan Option, such that each of the Target Non-Plan Options shall be fully exercisable prior to Closing and if not exercised then terminated immediately prior to the Closing Date; and

          (c) to take such actions as may be required to permit each holder of a Target Option to employ a method of cashless or net exercise as it may deem appropriate; and

          (d) to cause all Target Restricted Stock to become fully vested and free from all restrictions on the Closing Date.

     3.3  Escrow Cash.
          -----------

          (a) Prior to the Closing Date, Parent shall appoint a bank or trust company or other entity reasonably satisfactory to the Target Shareholder Representative to act as the escrow agent (the "Escrow Agent"), and each of
                                                ------------
Parent and the Target Shareholder Representatives shall execute and deliver an escrow agreement in substantially the form attached hereto as Exhibit B (the
                                                              ---------
"Escrow Agreement"). On the Closing Date, Parent shall deliver to the Escrow
 ----------------
Agent cash in the amount of the Withheld Cash. The Withheld Cash will be retained in escrow (the "Escrow") pursuant to the Escrow Agreement for the
                         ------
benefit of the Target Shareholders for a period of twenty-four (24) months after the Closing Date (the "Escrow Period") to cover, on a non-exclusive basis,
                       -------------
Parent Indemnity Claims pursuant to Section 10.1(a) hereof and indemnity claims
                                    ---------------
made by Parent pursuant to Section 10.3 hereof. The Withheld Cash shall not
                           ------------
limit the amount of, and does not constitute the exclusive remedy for, any Parent Indemnity Claims. Except to the extent of such Parent Indemnity Claims which have been made and have been determined to be valid or not yet determined to be invalid pursuant to Section 10.1 hereof, together with all interest
                          ------------
accrued thereon, the Withheld Cash shall be delivered to the Target Shareholder Representative promptly following the twenty-four (24) month anniversary of the Closing Date, together with all interest accrued thereon.

          (b) The execution and adoption of this Agreement, or the execution of the Limited Acknowledgement Signature Page, shall constitute approval of the Escrow Agreement and of all arrangements relating thereto, including, without limitation, the placement of the Withheld Cash in escrow and the appointment of the Escrow Agent and the Target Shareholder Representative.

     3.4  Target Shareholder Representative.
          ---------------------------------

          (a) Eric Major shall be appointed by and constitute the Target Shareholder Representatives and as such shall serve as and have all powers as agent and attorney-in-fact of each Target Shareholder, for and on behalf of such Target Shareholders: to give and receive notices and communications; to have authority to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to any disputes involving any Parent Indemnity Claims made by the Parent and the retaining of Withheld Cash by the Parent thereunder; to sign receipts, consents, or other documents to effect the transactions contemplated hereby; to execute and deliver the Escrow Agreement; and to take all actions necessary or appropriate in the judgment of the Target Shareholder Representative for the accomplishment of the foregoing. If the Target Shareholder

Representative ceases to act as the Target Shareholder Representative for any reason, such Target Shareholder Representative or his agent shall notify the Parent of the Target Shareholder Representative's intent to resign as the Target Shareholder Representative, and the Target Shareholders entitled to receive a majority of the Withheld Cash (assuming no claim by the Parent has been made for any such Withheld Cash or, if a claim has been made, the Target Shareholders entitled to receive a majority of the balance of the Withheld Cash) shall, by written notice to the Parent, appoint a successor to such Target Shareholder Representative within 30 days. Notice or communications to or from any Target Shareholder Representative shall constitute notice to or from each of the Target Shareholders.

          (b) The Target Shareholder Representative shall not be liable for any action taken or not taken as a Target Shareholder Representative in the absence of the Target Shareholder Representative's gross negligence or willful misconduct.

          (c) A decision, act, consent or instruction of the Target Shareholder Representative shall constitute a decision of all Target Shareholders, and shall be final, binding and conclusive upon each of the Target Shareholders, and the Parent and Target may rely upon any decision, act, consent or instruction of the Target Shareholder Representative as being the decision, act, consent or instruction of each and all of the Target Shareholders. Parent and Target are relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction. Although the Target Shareholder Representative shall not be obligated to obtain instructions from the Target Shareholders prior to any decision, act, consent or instruction, if, and to the extent that, the Target Shareholder Representative receives any written instructions from the Target Shareholders entitled to receive a majority of the Withheld Cash held by Parent, the Target Shareholder Representative shall comply with such instructions.

          (d) The Target Shareholders shall share, on a pro rata basis in relation to their holdings of Target Stock, out-of-pocket expenses and the cost of any attorneys, accountants or other advisors retained by the Target Shareholder Representative in connection with any action taken or not taken as a Target Shareholder Representative. The Target Shareholder Representative shall be entitled to request in writing and Parent shall withhold from any escrow payments to the Target Shareholders, upon such request, amounts payable to attorneys, accountants or other advisors which amounts shall be paid to such individuals or the Target Shareholder's Representative, as set forth in the request submitted by the Target Shareholder Representative.

     3.5  Exchange of Certificates.
          ------------------------

          (a)  Exchange Procedure. Subject to the provisions of Section 3.1(e)
               ------------------                               --------------
and 3.3 hereof, each Target Shareholder shall be entitled to receive in exchange
    ---
for its Certificate the consideration set forth in Section 3.1(b) hereof.
                                                   --------------

          (b) If any certificate for shares of Parent Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor, is registered or in a name other than such holder, it shall be a condition of such issuance that the person requesting such issuance shall pay any transfer or other tax required by reason of the issuance of certificates for such shares of Parent Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent or its agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, Parent shall not be liable to any Target Shareholder for any number of shares of Parent Stock (or dividends or distributions with respect thereto) or cash to be distributed in exchange for Parent Stock or in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (c)  No Further Ownership Rights in Target Stock. All shares of Parent
               -------------------------------------------
Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article III (including any cash paid pursuant to Sections 3.1
                  -----------                                      ------------
and 3.5(d)) shall be deemed to have been issued (and paid) in full satisfaction
    -------
of all rights pertaining to the shares of Target Stock theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Target Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article
                                                                     -------
III, except as otherwise provided by law.
---

          (d)  No Fractional Shares.
               --------------------
               (i) No certificate representing fractional shares of Parent Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

               (ii) Each holder of a Certificate issued and outstanding at the Effective Time who would otherwise be entitled to receive a fractional share of Parent Stock upon surrender of such Certificate for exchange pursuant to this
Article III (after taking into account all shares of Target Stock then held by
-----------
such holder) shall receive, in lieu thereof, cash in an amount equal to the value of such fractional share, which shall be equal to the fraction of a share of Parent Stock that would otherwise be issued multiplied by the Parent Stock Value.

               (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates with respect to any fractional share interests, Parent shall promptly pay such amounts, without interest, to such holders of Certificates subject to and in accordance with this
Article III.
-----------

          (e)  No Liability.  None of Parent, Merger Sub or Target shall be
               ------------
liable to any Person in respect of any shares of Parent Stock (or dividends or distributions with respect thereto) or cash to be distributed in exchange for shares of Parent Stock or in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (f)  Lost Certificates.  In the event that any Certificate shall have
               -----------------
been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, Parent will issue in exchange for such lost, stolen or destroyed Certificate the Parent Stock, any cash and any unpaid dividends or distributions with respect to Parent Stock, to which they are entitled pursuant hereto.

     3.6  Assumed Options.  All Target Options held by Dr. Kostuik which remain
          ---------------
outstanding and unexercised on the Closing Date (the "Outstanding Kostuik
                                                      -------------------
Options") shall be assumed by Parent and converted into options to purchase
-------
shares of Parent Stock (the "Assumed Options"). The Assumed Option shall
                             ---------------
continue to have, and shall be subject to, substantially the same terms and conditions as the Outstanding Kostuik Options, as in effect prior to the Closing, except that such Assumed Options shall be exercisable solely for that number of whole shares of Parent Stock which is equal to the product of the number of shares of Target Stock that were purchasable under the terms of the Outstanding Kostuik Options as in effect on the Closing Date, multiplied by the Assumed Option Exchange Ratio, rounded down to the nearest whole number of shares of Parent Stock, and the per-share exercise price for shares of Parent Stock issuable on exercise of such Assumed Options shall be equal to the quotient determined by dividing the exercise price per share of Target Stock at which the Outstanding Kostuik Options were exercisable immediately prior to the Closing Date by the Assumed Option Exchange Ratio. The "Assumed Option Exchange
                                                        -----------------------
Ratio" shall be equal to the quotient of the Gross Parent Share Equivalent
-----
divided by the sum of (x) the total number of issued and outstanding Target Shares after all pre-closing option exercises and immediately before the Closing and (y) the number of Outstanding Kostuik Options. For purposes of this Section 3.6, the "Gross Parent Share Equivalent" shall be equal to the sum of (a) the quotient of the Cash Portion of the Purchase Price divided by the Parent Stock Value, and (b) the number of shares of Parent Stock issued as the Stock Portion of the Purchase Price without regard to the reduction therefrom for Assumed Options issued hereunder.

                                  ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF TARGET
                    ----------------------------------------

          Target represents and warrants to Parent and Merger Sub that the statements contained in this Article IV are correct and complete as of the date
                             ----------
of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the
                               ----------
disclosure schedule delivered by Target to Parent on the date hereof (the

"Target Disclosure Schedule").  Nothing in the Target Disclosure Schedule shall
---------------------------
be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Target Disclosure Schedule identifies the exception with particularity. The Target Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify other
     ----------
paragraphs in this Article IV only to the extent that it is reasonably apparent
                   ----------
that such disclosure qualifies or applies to such other paragraphs.

     4.1  Organization, Standing and Power.  Target has been duly incorporated
          --------------------------------
and is validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to carry on its business as now being conducted. Target only has employees in the Commonwealth of Virginia and only leases property in the Commonwealth of Virginia. Target is duly qualified and in good standing to do business in each jurisdiction in which it has employees, owns or leases properly or in which the nature of its business makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Target. The copies of the Organizational Documents of Target which were previously furnished to Parent are true, complete and correct copies of such documents as in effect on the date of this Agreement. Target has no Subsidiaries.

     4.2  Capital Structure.
          -----------------
          (a) The authorized capital stock of Target consists solely of Fifteen Million (15,000,000) shares of Target Stock, of which 5,841,800 shares are issued and outstanding. The respective number of shares of Target Stock held by each record owner of Target Stock is set forth on Section 4.2 of the Target Disclosure Schedule under the heading "Target Stock". All shares of capital stock of Target have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights or any applicable federal or state securities laws. As of May 15, 2001, there were outstanding Target Options to purchase 245,500 shares of Target Stock. Subject to Section 3.2, immediately prior to Closing, all Target Options will be
   -----------
cancelled, exercised or, in the case of the Target Options held by Dr. John Kostuik, exchanged. The terms of all Target Options are described in detail (e.g., grant date, vesting schedule, exercise price, etc.) on Section 4.2 of the Target Disclosure Schedule under the heading "Target Options." Except as set forth in Section 4.2 of the Target Disclosure Schedule and for changes since the date hereof, resulting from the exercise of Target Options outstanding on such date, there are outstanding (i) no shares of capital stock or other voting securities of Target (including any Capital Stock Equivalents), (ii) no securities of Target convertible into or exchangeable for shares of capital stock or voting securities of Target, (iii) no options, preemptive or other rights to acquire from Target, and no obligation of Target to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Target and (iv) no equity equivalent interest in the ownership or earnings of Target or other similar rights. There are no outstanding obligations of Target to repurchase, redeem or otherwise acquire any Target securities. Target is not a party to any employment or other agreements (including leases) and has not made any offers for employment that contemplate or obligate Target to grant any options or issue any stock or other instruments convertible into stock.

          (b) Target does not own, directly or indirectly, any capital stock or other ownership interest in any Person.

          (c) No bonds, debentures, notes or other indebtedness of Target having the right to vote on any matters on which shareholders may vote ("Target
                                                                         ------
Voting Debt") are issued or outstanding.
-----------

          (d) Except as otherwise set forth in Section 4.2 of the Target Disclosure Schedule, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Target is a party or by which it is bound obligating Target to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Target or obligating Target to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding obligations of Target to repurchase, redeem or otherwise acquire any shares of capital stock of Target other than as set forth in Section 4.2(d) of the Target Disclosure Schedule, which sets forth a list of each holder of Target Stock as to whom Target, as applicable, has the right or obligation to repurchase such capital stock. With respect to each such holder, the Target Disclosure Schedule sets forth the name of such holder, the vesting schedule of such holder's shares (if applicable), the repurchase price and the expiration date of such repurchase right.

     4.3  Authority; No Conflicts.
          -----------------------
          (a) Target has all requisite corporate power and corporate authority to enter into this Agreement and, subject, in the case of the consummation of the Merger only, to the adoption of this Agreement by the requisite vote of the holders of Target Stock, to consummate the transactions contemplated hereby. The Board of Directors of Target has approved this Agreement and the transactions contemplated by this Agreement and has duly resolved to recommend to Target's shareholders that they approve this Agreement and the transactions contemplated by this Agreement (and has not withdrawn and will not withdraw prior to August 15, 2001, such approval or recommendation). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Target, subject in the case of the consummation of the Merger to the adoption of this Agreement by the requisite vote of the holders of Target Common Stock. This Agreement has been duly executed and delivered by Target and constitutes a valid and binding agreement of Target, enforceable against Target in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Eric Major and Mohit Bhatnagar represent in excess of 89% of the total votes of Target Stock required to approve the Merger (and the other transactions contemplated in this Agreement) and each has entered into a valid and enforceable Voting Agreement (as hereinafter defined) obligating himself to vote in favor of the Merger (and the other transactions contemplated by this Agreement). As of the Closing, Target has obtained all required shareholder approval to consummate the Merger and other transactions contemplated in this Agreement.

          (b) The execution and delivery of this Agreement does not or will not, as the case may be, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of consent, termination, amendment, cancellation or acceleration of any obligation or the loss of any property, right or benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of consent, termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to: (i)
                                                   ---------
any provision of the Organizational Documents of Target or (ii) any Material Agreement or other loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target, or its properties or assets, other than those in the case of (ii) that could not reasonably be expected to have a Material Adverse Effect.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any supranational, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, or other governmental or quasi-governmental authority (a "Governmental Entity"), is required by or with respect
                           -------------------
to Target in connection with the execution and delivery of this Agreement by Target or the consummation by Target of the transactions contemplated hereby, except for those required under or in relation to (i) the VSCA with respect to the filing and recordation of appropriate merger or other documents, and (ii) antitrust or other competition laws of other jurisdictions.

     4.4  Financial Information.
          ---------------------
          (a) The unaudited balance sheet of Target as of December 31, 1999, and the related unaudited statements of income and cash flows of Target, which financial statements have been included in Section 4.4(a) of the Target Disclosure Schedule, fairly present the financial condition and results of operations of Target as of such date or for the period covered thereby and, except as set forth in Section 4.4 of the Target Disclosure Schedule, were prepared in accordance with generally accepted accounting principles ("GAAP")
                                                                       ----
applied on a consistent basis and consistent with the past practices of Target.

          (b) The unaudited balance sheet of Target as of December 31, 2000 (the "Balance Sheet"), and the related unaudited statements of income and cash
      -------------
flows of Target, which financial statements have been included in Section 4.4(b) of the Target Disclosure Schedule (collectively, the "2000 Financials"), fairly
                                                      ---------------
present the financial condition and results of operations of Target as of such date or for the period covered thereby and, except as set forth in Section 4.4 of the Target Disclosure Schedule and other than those differences that are a direct result of Target's revenue recognition policy with respect to the GenSci Contract and the absence of footnotes in the 2000 Financials, were prepared in accordance with GAAP applied on a consistent basis and consistent with the past practices of Target.

          (c) The unaudited balance sheet of Target as of March 31, 2001 (the "Reference Balance Sheet"), and the related unaudited statements of income and
 -----------------------
cash flows of Target, which financial statements have been included in Section 4.4(c) of the Target Disclosure Schedule (collectively, the "March 2001
                                                             ----------
Financials"), fairly present the financial condition and results of operations
----------
of Target as of such date or for the period covered thereby (except for normally recurring year-end adjustments) and, except as set forth in Section 4.4 of the Target Disclosure Schedule and other than those differences that are a direct result of Target's revenue recognition policy with respect to the GenSci Contract and the absence of footnotes in the March

2001 Financials, were prepared in accordance with GAAP applied on a consistent basis and consistent with the past practices of Target.

          (d) Prior to Closing, Ernst & Young shall deliver to Parent audited financial statements for the year ended December 31, 2000 (collectively, the "Audited Financials"). There shall be no material differences between the
 ------------------
information presented in the Audited Financials and the information presented in the unaudited financial statements described in Section 4.4(b), other than those
                                                --------------
differences that are a direct result of Target's revenue recognition policy with respect to the GenSci Contract.

     4.5  No Undisclosed Liabilities.  Target has no liabilities of the type
          --------------------------
required to be reflected in financial statements in accordance with GAAP and, to the Knowledge of Target, no other liabilities, except for liabilities or obligations (i) reflected as liabilities or reserved against on the Reference Balance Sheet or in the Target Disclosure Schedule, (ii) for performance obligations under the Material Contracts and any other contracts or agreements of the Target that were not required to be disclosed in the Target Disclosure Schedules or (iii) incurred in the Ordinary Course of Business consistent with past practice since March 31, 2001, or in connection with the transactions contemplated herein.

     4.6  Compliance with Applicable Laws.  Except as set forth in Section 4.6
          -------------------------------
of the Target Disclosure Schedule, Target holds all permits, licenses, certificates, franchises, registrations, consents, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of its business (the "Target Permits"). Target is in material compliance with
                      --------------
the terms of the Target Permits. The business of Target is not being and has not been conducted in material violation of any law, ordinance, regulation, judgment, decree, injunction, rule or order of any Governmental Entity, and Target has not received any written warning, notice, notice of violation or probable violation, notice of revocation, or other written communication from or on behalf of any Governmental Entity, alleging (A) any violation of any Target Permit or (B) that Target requires any Target Permit required for its business that is not currently held by it. No investigation by any Governmental Entity with respect to Target is pending or, to the Knowledge of Target, threatened.

     4.7  Regulatory Matters.
          ------------------

          (a) To the Knowledge of Target, all of the products sold by Target are classified as Class I Medical Devices (as defined in 21 C.F.R.). Target, and the products sold by Target, are in compliance in all material respects with all current and otherwise applicable statutes, rules, regulations, standards, guides or orders administered or issued by the FDA and all other Governmental Entities (except for environmental agencies or bodies) having regulatory authority over the products of Target (except with respect to environmental matters) and its business.

          (b) Since its founding, Target has not received any of the following communications and, to Target's Knowledge, no facts exist which furnish any reasonable basis for, any Notice of Inspectional Observation (Form FDA 483), Notice of Adverse Findings, Warning Letters, Section 305 notices, subpoena, an Unacceptable Determination under a

GWQAP or other similar communication by any Governmental Entity, and there have been no recalls, field notifications, alerts or seizures required or threatened relating to the products sold by Target.

          (c) Since its founding, Target has neither filed any premarket approval applications ("PMA") nor received any premarket notification ("510(k)")
                        ---                                             ------
clearance or concurrence letters from the FDA. Section 4.7(c) of the Target Disclosure Schedule contains a complete list of all of Target's products not marketed under an approved PMA or 510(k).

          (d) Since its founding, Target has not claimed any investigational device exemptions ("IDE") and has not conducted any clinical investigations
                    ---
under an IDE.

          (e) To Target's Knowledge, there are no facts which are reasonably likely to cause: (i) the denial, withdrawal, recall or suspension of any product sold or intended to be sold by Target; (ii) a change in the marketing classification or labeling of any such products or (iii) a termination or suspension of marketing of any such products.

          (f) Since Target's founding, no products manufactured, marketed or sold by Target or in connection with its business which have been recalled or subject to a field notification (whether voluntarily or otherwise) and no proceedings have occurred (whether completed or pending) seeking to recall, suspend or seize any product sold or proposed to be sold by Target or in connection with its business.

          (g) Since its founding, Target has not received any FDA inspection reports ("Forms 483s") and the FDA has not inspected Target's facilities. Target
          ----------
has furnished Parent with access to selected internal audit reports (as required by 21 C.F.R. (S)820.22) conducted by Target since its founding. Section 4.7(g) of the Target Disclosure Schedule contains an accurate and complete list of all such internal audit reports.

          (h) Since its founding, Target has not filed any Medical Device Reports (pursuant to 21 C.F.R. Part 804).

          (i) Target has made available to Parent all Complaints maintained by Target (as required by 21 C.F.R. Part 820) and all Product Experience Reports received or compiled by Target since its founding. Section 4.7(i) of the Target Disclosure Schedule contains a complete list of all such Complaints and Product Experience Reports received or compiled by Target since its founding.

          (j) Target has made available to Parent copies of all labels for all of Target's products in Target's possession. Except as set forth on Section 4.7(j) of the Target Disclosure Schedule, all labels are in material compliance with all applicable FDA and similar federal, state, local and foreign requirements.

          (k) Target has not obtained any regulatory approvals from any foreign regulatory agencies related to the products distributed and sold by Target.

     4.8  Litigation. Section 4.8 of the Target Disclosure Schedule sets forth a
          ----------
true and complete list of all litigation as of the date hereof to which Target is, or to the Knowledge of Target, is threatened to be, a party or as to which its property may be bound. Except as set forth in Section 4.8 of the Target Disclosure Schedule, there is no litigation, arbitration, claim, suit, action, investigation or proceeding pending or, to the Knowledge of Target, threatened, against or affecting Target, nor is there any judgment, award, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Target.

     4.9  Taxes.
          -----

          (a)  Filing of Tax Returns. Target has timely filed with the
               ---------------------
appropriate Taxing Authorities all Tax Returns required to have been filed by it. Such Tax Returns filed are complete, correct and accurate in all material respects. Target has not requested any extension of time within which to file any Tax Returns that have not subsequently been filed. Target has delivered to Parent true and correct copies of all federal and state income Tax Returns filed by or on behalf of Target for the taxable periods ended prior to the Closing Date, and, to the extent specifically requested in writing by Parent, has provided or made available for examination by Parent true and correct copies of all other Tax Returns filed by or on behalf of Target.

          (b)  Payment of Taxes. Target has paid all Taxes required to have been
               ----------------
paid by it, except (i) Taxes for which an adequate reserve has been established therefor in conformity with generally accepted accounting principles consistently applied, or (ii) as set forth in Section 4.9 of the Target Disclosure Schedule. All Taxes that Target is required to have collected or withheld have been duly collected or withheld and, to the extent required, have been duly paid to the proper Taxing Authority.

          (c)  Audit History. Any Tax deficiencies asserted by any Taxing
               -------------
Authority as a result of any prior examination of Target's Tax Returns or Tax liabilities have been paid or finally settled. No issue has been raised by the IRS or other Taxing Authority in any such examination which, by application of similar principles, could reasonably be expected to result in a proposed deficiency for any other period beginning on or before the Closing Date that was not so examined. There are no audits pending of any of Target's Tax Returns by any Taxing Authority. There have been no waivers or extensions of statutes of limitations by Target which have continuing effect. Target has delivered to Parent true and correct copies of any forms, report, protests, closing agreements or other documents submitted to, or received from, any Taxing Authority within the past three years in connection with an assertion of any increased liability against Target.

          (d)  Asset Liens. There are no liens for Taxes (other than for current
               -----------
Taxes not yet due and payable) on any assets of Target.

          (e)  Tax Elections. To the Knowledge of Target, all Tax elections
               -------------
having continuing effect for any taxable year ended after the Closing Date made by or with respect to Target are set forth in Section 4.9 of the Target Disclosure Schedule or are adequately disclosed on the Tax Returns provided to Parent. Target: (i) has not made nor will make a consent dividend election under
Section 565 of the Code; (ii) has not consented at any time under Section

341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of Target's assets; (iii) has not agreed, nor is required (either due to any of the transactions contemplated herein or otherwise), to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method (other than any change in method of accounting that may be required as a result of the consummation of the transactions contemplated by this Agreement; (iv) has not made an election, nor is required, to treat any asset of Target as owned by another person pursuant to the provisions of former Section 168(f) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, or as "tax-exempt bond financed property" or "tax-exempt use property" within the meaning of Section 168 of the Code; and (v) has not made any of the foregoing elections nor is required to apply any of the foregoing rules under any comparable state, local or foreign Tax provision.

          (f)  Prior Affiliated Groups. Target has never been a member of an
               -----------------------
affiliated group of corporations within the meaning of Section 1504 of the Code. Target has no liability for the Taxes of any Person other than Target (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

          (g)  Tax Rulings; Binding Agreement. Target has not requested or
               ------------------------------
received any ruling from any Taxing Authority, or signed any binding agreement with any Taxing Authority (including, without limitation, any advance pricing agreement), that would impact the amount of Tax owed by it after the Closing Date.

          (h)  Power of Attorney. There is no power of attorney granted by
               -----------------
Target relating to any Tax that is currently in force.

          (i)  Tax Sharing Agreements. There are no Tax-sharing agreements or
               ----------------------
similar arrangements with respect to or involving Target (other than this Agreement), and, after the Closing Date, Target shall not be bound by any such Tax-sharing agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date.

          (j)  Partnerships and Single Member LLCs. Except as set forth in
               -----------------------------------
Section 4.9 of the Target Disclosure Schedule, Target (i) is not a party to or a participant or member in any joint venture, partnership, or other arrangement or contract which is treated as a partnership for United States federal income Tax purposes and (ii) does not own a single member limited liability company which is treated as a disregarded entity.

          (k)  Withholding. Target is not a "United States real property holding
               -----------
company" within the meaning of Section 897 of the Code. The transactions contemplated herein are not subject to the Tax withholding provisions of Section 3406 of the Code or, to the Knowledge of Target (after consulting with its legal counsel), of any other provision of law.

          (l)  Parachute Payments. Except as disclosed in Section 4.13 of the
               ------------------
Target Disclosure Schedule, Target is not a party to any agreement, contract, arrangement or plan that has resulted or could result, as a result of the consummation of the transactions contemplated by this Agreement, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

          (m)  Tax-Exempt Interest. None of the assets of Target directly or
               -------------------
indirectly secures any debt the interest on which is Tax-exempt under Section 103(a) of the Code.

          (n)  Permanent Establishment. Target does not have and has not had a
               -----------------------
permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country.

          (o)  International Boycott.  Target has never participated in nor is
               ---------------------
participating in an international boycott within the meaning of Section 999 of the Code.

          (p)  Tax Attributes.  Except as set forth on Section 4.9 of the Target
               --------------
Disclosure Schedule, Target has no net operating losses, tax credit carryovers or other tax attributes presently subject to limitation under Section 382, 383 or 384 of the Code, or, to the Knowledge of Target, otherwise, excepting any limitation which may arise as a result of the execution of this Agreement or consummation of the transactions contemplated hereby.

          (q)  Tax Return Disclosures. Target has not been advised by any
               ----------------------
signing return preparer that it has taken any positions on its 1999 federal income Tax Returns that would require disclosure in order to avoid the substantial understatement penalty within the meaning of Section 6662 of the Code.

          (r)  Record Keeping. Target has complied with all reporting and record
               --------------
keeping requirements under Code Sections 6038A and 6038B.

          (s)  No Transferee Liability. Target has no Liability pursuant to
               -----------------------
Section 6901 of the Code or otherwise under applicable law for Taxes owed by another Person by virtue of any transfer of an asset or assets to it, and neither Parent nor Merger Sub will be subject to such Liability as a result of any of the transactions contemplated hereby (other than Taxes imposed on Target, for which Merger Sub will become liable by operation of law).

          (t)  No Spin-Offs. Target has not distributed stock of a "controlled
               ------------
corporation" (within the meaning of Section 355(a) of the Code) in a transaction subject to Code Section 355 within the past two years.

          (u)  Tax Reserves. The unpaid Taxes of Target did not, as of the date
               ------------
of the Reference Balance Sheet, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet included in the financial statements dated the date of such balance sheet (rather than in any notes thereto).

     4.10 Absence of Certain Changes or Events.
          ------------------------------------

          (a) Except as set forth in Section 4.10 of the Target Disclosure Schedule, since the date of the Reference Balance Sheet, (i) Target has conducted its business in the Ordinary Course of Business and has not incurred any material liability, except in the Ordinary Course of Business; (ii) through the date of this Agreement, there has not been any change in the business, financial condition, liabilities, assets, technology, employee relations, customer relations, supplier relations, manufacturer relations or distributor relations, or results of operations of Target that has had, or could reasonably be expected to have, a Material Adverse Effect on Target, (iii) there has not been any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any shares of Target Stock; and (iv) there has not been any split, combination or reclassification of any Target Stock or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for shares of Target Stock; (v) there has not been (A) any granting by Target to any executive officer of Target of any increase in compensation, (B) any granting by Target to any such executive officer of any increase in severance or termination pay, or
(C) any entry by Target into any employment, severance or termination agreement with any such executive officer; and (vi) there has not been any change in accounting methods, principles or practices by Target affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP.

          (b) Except for the transactions contemplated in this Agreement and except as set forth in Section 4.10 of the Target Disclosure Schedule, since the date of the Reference Balance Sheet, Target has not (i) incurred, or become subject to, any material obligation or material Liability other than manufacturing or purchase orders entered into in the Ordinary Course of Business, (ii) sold, transferred, leased, pledged or mortgaged or agreed to sell, transfer, lease, pledge, or mortgage any assets, property or rights (including Proprietary Rights) or cancelled, waived or compromised or agreed to cancel, waive or compromise, any debts, claims or rights, (iii) made any significant change in any method of management, operation or accounting, (iv) had any of its Proprietary Rights challenged on the basis of validity; transferred or exchanged any of its Proprietary Rights (other than the granting of licenses as set forth in Section 4.10(b) of the Target Disclosure Schedule); or had any other material developments related to its Proprietary Rights, (v) paid any bonus or extraordinary compensation to any employee, (vi) made any distribution of any kind or character to its shareholders, (vii) entered into any transaction with a shareholder, director or officer or any party related to any shareholder, director or officer, (viii) issued or committed to issue any capital stock or any securities convertible into capital stock, (ix) purchased or acquired capital assets costing more than $50,000 in any one instance, (x) received any notice of alleged infringement of the intellectual property of third parties, or (xi) entered into any other material transaction other than in the Ordinary Course of Business and consistent with past practice.

     4.11  Vote Required. The affirmative vote of the holders of a majority of
           -------------
the outstanding shares of Target Stock (the "Required Target Vote") is the only
                                             --------------------
vote of the holders of any class or series of Target Stock necessary to approve this Agreement and the transactions contemplated hereby.

     4.12  Material Agreements.
           -------------------

           (a) Section 4.12 of the Target Disclosure Schedule sets forth a complete list of any of the following contracts to which Target is a party or by which Target is bound (each, a "Material Agreement"):
                                ------------------

               (i) all written management, compensation, employment or other contracts entered into with any executive officer, director or key employee of Target;

               (ii) all contracts under which Target has any outstanding indebtedness, obligation or liability for borrowed money or the deferred purchase price of property or has the right or obligation to incur any such indebtedness, obligation or liability, in each individual case in an amount greater than $25,000 or, with respect to any related contracts, in the aggregate amount greater than $50,000;

               (iii) all bonds or agreements of guarantee or indemnification under which Target acts as surety, guarantor or indemnitor with respect to any obligation (fixed or contingent) in an individual amount or potential amount greater than $25,000 or, with respect to any related obligations, in the aggregate amount greater than $50,000;

               (iv)   all non-compete or similar agreements;

               (v)    all partnership and joint venture agreements;

               (vi) all agreements relating to acquisitions or dispositions of any business or product line;

               (vii) all corporate insurance policies currently in effect and covering Target, its operations or personnel;

               (viii) all bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee of Target;

               (ix) all agreements pursuant to which Target has agreed to pay a rebate other than any such agreements entered in the Ordinary Course of Business;

               (x) all supply agreements with any of Target's suppliers that have minimum volume requirements in excess of $50,000, together with any modification thereof or subsequent agreement related thereto;

               (xi) all agreements with brokers that are not terminable by Target upon 60 days' notice;

               (xii) all indemnification agreements or similar agreements the principal purpose of which is to provide for indemnification, and any other agreements with respect to which Target has any material indemnification obligations;

               (xiii) all agreements, together with any modification thereof or subsequent agreement related thereto, pursuant to which Target has licensed from, or to, a third party any inventions, trade secrets, know-how, trademarks, trademark registrations, trade names, copyrights or other Proprietary Rights, but excepting therefrom any commercially available off the shelf software; and

               (xiv) all contracts under which Target is obligated to pay or become obligated to pay more than $50,000 in any twelve month period or which are not terminable by Target on less than 90 days notice.

          (b) Target is not in default under the terms of any Material Agreement in a manner that permits the other party to adversely alter or terminate any rights of Target or to collect damages thereunder. To the Knowledge of Target, (i) no other party thereto is in default under the terms of any Material Agreement and (ii) each Material Agreement is valid, binding and enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Target has not received any notice of termination with respect to any Material Agreement.

For purposes of this Section 4.12, the term "Material Agreement" does not
                     ------------
include (i) any purchase orders having a duration of one year or less for products, services or inventory issued or received in the Ordinary Course of Business, (ii) Ordinary Course of Business invoices and (iii) any agreement with respect to which Target has no continuing obligations.

     4.13  Employee Benefit Plans; ERISA.
           -----------------------------
           (a)  Existence of Plans.  Except as disclosed on Section 4.13 of the
                ------------------
Target Disclosure Schedule, (i) neither Target nor any of its respective ERISA Affiliates (as defined below) maintains or sponsors (or ever maintained or sponsored), or makes or is required to make contributions to, any "employee pension benefit plan," as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) none of the Plans (as
                                          -----
defined below) is or was a "multiemployer plan," as defined in Section 3(37) of ERISA and Target has no liability to any other "multiemployer plan," (iii) none of the Plans provides or provided post-retirement medical or health benefits except as required by law, (iv) neither Target nor any of its ERISA Affiliates is or was a party to any collective bargaining agreement, and (v) neither Target nor any of its ERISA Affiliates has announced or otherwise made any commitment to create or amend any Plan. Notwithstanding any statement or indication in this Agreement to the contrary, except as disclosed on Section 4.13 of the Target Disclosure Schedule or as required by law, there are no Plans (a) as to which Parent will be required to make any contributions or with respect to which Parent shall have any obligation or liability whatsoever, whether on behalf of any of the current or former employees of Target or on behalf of any other person, after the Closing, or (b) which Parent or the Surviving Corporation will not be able to terminate immediately after the Closing in accordance with their terms and ERISA. Target has delivered or made available to Parent true and complete copies of: (i) each of the Plans and any related funding agreements thereto (including insurance contracts) including all amendments, all of which are legally valid and binding and in full force and effect and there are no defaults thereunder, (ii) the currently effective summary plan description pertaining to each of the Plans, (iii) for each funded Plan, financial statements consisting of (A) the statement of assets and liabilities of such Plan as of its most recent valuation date, and (B) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under such Plan for the most recently-ended plan year, which such financial statements shall fairly present the financial condition and the results of operations of such Plan in accordance with GAAP, consistently applied, as of such dates. For purposes of this Agreement, "ERISA Affiliate"
                                                            ---------------
means any person that, together with Target as of any relevant measuring date under ERISA was or is required to be treated as a single employer under Code
Section 414. For purposes of this Section 4.13, "Plan" means (i) each of the
                                  ------------   ----
"employee benefit plans" (as such term is defined in Section 3(3) of ERISA) of which any of Target, any Subsidiary, or any ERISA Affiliate is or ever was a sponsor or participating employer or as to which Target or any Subsidiary or any of their ERISA Affiliates makes contributions or is required to make contributions, and (ii) any similar employment, severance or other arrangement or policy of Target or any of its ERISA Affiliates (whether written or oral) providing for health, life, vision or dental insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, fringe benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

          (b)  Penalties.  Neither Target nor any of its ERISA Affiliates is
               ---------
subject to any material liability, tax or penalty whatsoever to any person or agency whomsoever as a result of engaging in a prohibited transaction under ERISA or the Code, and neither Target nor any of its ERISA Affiliates has any Knowledge of any circumstances which reasonably might result in any material liability, tax or penalty, including but not limited to, a penalty under Section 502 of ERISA, as a result of a breach of any duty under ERISA or under other laws. No event has occurred which could subject any Plan to tax under Section 511 of the Code. Neither Target, nor any of its ERISA Affiliates, nor any other organization of which any of them are a successor or Parent corporation as defined in Section 4069(b) of ERISA, have engaged in any transaction described in Section 4069(a) of ERISA.

          (c)  Qualification.  All of the Plans have been administered and
               -------------
maintained in substantial compliance with ERISA, the Code and all other applicable laws. All contributions required to be made to each of the Plans under the terms of that Plan, ERISA, the Code or any other applicable Laws have been timely made.

          (d)  Parachute Payments.  Except as disclosed on Section 4.13 of the
               ------------------
Target Disclosure Schedule, there is no contract, agreement or benefit arrangement covering any current or former employee or consultant of Target which, individually or collectively (but excluding any payment under any agreement that may be entered into, or transaction occurring, after the

Closing Date, which payment is unrelated to the Merger and the transactions closely related thereto), could give rise to the payment of any amount which would constitute an "excess parachute payment" (as defined in Section 280G) of the Code). Except as disclosed on Section 4.13 of the Target Disclosure Schedule or elsewhere in this Agreement, neither the execution of this Agreement nor the consummation of any of the transactions contemplated hereby (whether alone or upon the occurrence of any additional or further acts or events) will (i) result in any obligation or liability (with respect to accrued benefits or otherwise) on the part of Target, Parent, the Surviving Corporation, or any of their respective Subsidiaries, to any Plan, or to any present or former employee, director, officer, shareholder, contractor or consultant of Parent, the Surviving Corporation, or any their respective Subsidiaries or any of their dependents, (ii) be a trigger event under any Plan that will result in any payment (whether of severance pay or otherwise) becoming due to any such present or former employee, officer, director, shareholder, contractor, or consultant, or any of their dependents, or (iii) accelerate the time of payment or vesting, or increase the amount, of any compensation theretofore or thereafter due or granted to any employee, officer, director, shareholder, contractor, or consultant of Target or any of their dependents. With respect to any insurance policy which provides, or has provided, funding for benefits under any Plan, there is and will be no liability of Target, Parent or any of its Subsidiaries in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or actual or contingent liability as of the Closing Date, nor would there be any such liability if such insurance policy were terminated as of the Closing Date.

          (e)  COBRA.  With respect to each Plan which provides health care
               -----
coverage, Target and each ERISA Affiliate have complied in all material respects with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"),
                                                                     -----
and the applicable COBRA regulations and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations thereunder, and neither Target nor any ERISA Affiliate has incurred any liability under Section 4980B of the Code.

          (f)  Litigation.  Other than routine claims for benefits under the
               ----------
Plans, there are no pending or, to Target's Knowledge, threatened, actions or proceedings involving the Plans, or the fiduciaries, administrators, or trustees of any of the Plans or Target, any Subsidiary or any of their respective ERISA Affiliates as the employer or sponsor under any Plan, with any of the IRS, the Department of Labor, the PBGC, any participant in or beneficiary of any Plan or any other person whomsoever. To the Knowledge of Target, there is no reasonable basis for any such claim, lawsuit, dispute, action or controversy.

     4.14  Brokers or Finders.  No agent, broker, investment banker, financial
           ------------------
advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Target.

     4.15  Property.
           --------
           (a)  General.  Target has good and valid title to, or valid leasehold
                -------
interests or licensed rights in, all its material properties and Assets, except for such as are no longer used in the conduct of the businesses of Target or as have been disposed of in the Ordinary Course of Business, free and clear of all Encumbrances except Permitted Encumbrances.

           (b)  Owned Real Property.  Target does not own any real property.
                -------------------

           (c)  Leased Real Property.  Target has good and valid leasehold title
                --------------------
to, and enjoys peaceful and undisturbed possession of, all leased property used or occupied by Target (the "Target Leased Property"), free and clear of any and
                            ----------------------
all Encumbrances other than any Permitted Encumbrances which would not permit the termination of the lease therefor by the lessor. There has been no material default under any such lease by Target or, to the Knowledge of Target, by any other party. Target has not received notice of any pending or threatened special assessment relating to Target Leased Property or otherwise has any Knowledge of any pending or threatened special assessment relating thereto. Section 4.15 of the Target Disclosure Schedule lists all leases of real property to which Target is a party.

     4.16  Affiliated Transactions and Certain Other Agreements.  Except as set
           ----------------------------------------------------
forth in Section 4.16 of the Target Disclosure Schedule, Target does not, directly or indirectly, have any agreement, arrangement or understanding with or commitment or obligation to or from any of its shareholders, officers, directors or employees (or any of their respective Affiliates), whether written or oral, other than arrangements with its employees in the Ordinary Course of Business. Without limiting the generality of the foregoing, except as disclosed in Section
4.16 of the Target Disclosure Schedule, no shareholder, officer, director or employee of Target (or any of their respective Affiliates) is, directly or indirectly, a joint investor or co-venturer with, or owner, lessor, lessee, licensor or licensee of any property, real or personal, tangible or intangible, owned or used, by Target and no such person is, directly or indirectly, a lender to or debtor of Target.

     4.17  Environmental Matters.  To its Knowledge (a) Target has complied with
           ---------------------
all applicable Environmental Laws; (b) the properties currently operated by Target (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substance to an extent reasonably likely to give rise to liability or remediation obligations for Target under any applicable Environmental Law; (c) the properties formerly operated by Target were not contaminated with any Hazardous Substance during the period of operation by Target to an extent reasonably likely to give rise to liability or remediation obligations for Target; (d) Target is not reasonably likely to be subject to liability or remediation obligations for any Hazardous Substance disposal or management or contamination at any other property to an extent reasonably likely to give rise to liability or remediation obligations for Target under any Environmental Laws; (e) Target has not received any notice, demand, letter, claim or request for information indicating that Target may be in violation of or subject to liability under any Environmental Law; (f) Target is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or any indemnity or other agreement with any third party relating to any Environmental Law or Hazardous Substances; and (g) there are no other circumstances or conditions involving Target that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property of Target pursuant to any Environmental Law.

     4.18  Proprietary Rights.
           ------------------
           (a) Subject to the immediately following sentence, Target owns or possesses, has access to or can become licensed on reasonable terms to use, all Proprietary Rights necessary for the operation of its business as now conducted. To Target's Knowledge, the operation of Target's business as now conducted and Target's products do not infringe upon or conflict with the rights of any other Person.

           (b) Except as listed in Section 4.18(b) of the Target Disclosure Schedule, and except with respect to non-disclosure agreements entered into in the Ordinary Course of Business, there are no outstanding options, licenses, encumbrances or liens of any kind relating to the Proprietary Rights owned by Target, nor is Target bound by or a party to any options, licenses, encumbrances or liens of any kind with respect to the Proprietary Rights and processes of any other Person. None of the licenses, encumbrances or liens identified in Section 4.18(b) of the Target Disclosure Schedule will interfere with Target's ability to perform its obligations under this Agreement including, without limitation, the transfer of Proprietary Rights owned by Target.

           (c) Target has not received any communications alleging that Target has violated or, by conducting its business as proposed, would violate, any of the Proprietary Rights of any other Person. To Target's Knowledge, the conduct of Target's business as currently conducted does not infringe the rights of any Person anywhere in the world.

           (d) Target has no Knowledge that any of its employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any Governmental Entity, that would interfere with the use of such employee's best efforts to promote the interests of Target or that would conflict with Target's business as presently conducted. Each current employee of Target has, or will have as of the Closing Date, executed a non-disclosure of Proprietary Information agreement with respect to the Proprietary Information made available to each such employee during the term of and within the scope of such employee's employment with Target. Each current employee of Target has, or will have as of the Closing Date, executed an assignment of inventions agreement with respect to inventions developed by each such employee during the term of and within the scope of such employee's employment with Target.

           (e) Section 4.18(e) of the Target Disclosure Schedule sets forth a complete and accurate list of (i) all Proprietary Rights for which Target has made a filing with a Governmental Entity in the U.S. or a foreign country or which are material to the operation of Target's business held by, or under obligation of assignment to, Target and (ii) all applications therefor together with the name of the owner thereof. Each owner listed in Section 4.18(e) of the Target Disclosure Schedule is listed in the records of the appropriate Governmental Entity as the sole owner of record. Target has, or will have as of the Closing Date, obtained agreements from all necessary Persons to provide necessary and reasonable assistance in perfecting Target's Proprietary Rights. All such agreements are assignable by Target without further approvals from any other party and are hereby assigned to Parent or shall be assigned to Parent as of the Closing Date.

           (f) To the Knowledge of Target, no trade secret, formula, process, invention or design which is not publicly known or was not, as of the time of disclosure, publicly known, and which is currently used in the conduct of the business of Target has been disclosed or authorized to be disclosed by Target to any Person, except in the Ordinary Course of Business or pursuant to an obligation of confidentiality binding upon said Person.

           (g) Each Proprietary Right listed in Section 4.18(e) of the Target Disclosure Schedule (i) is, to Target's Knowledge, in proper form, (ii) has not been disclaimed and (iii) has been duly maintained, including the submission of all necessary filings in accordance with the legal and administrative requirements of the appropriate jurisdictions, and the patents described in
Section 4.18(e) to the Target Disclosure Schedule are valid and enforceable.

     4.19  Product Liability.  Target has not committed any act, nor has there
           -----------------
been any omission, which could reasonably be expected to result in, and there has been no occurrence which could reasonably be expected to give rise to, product liability or Liability for breach of warranty (whether covered by insurance or not) on the part of Target, with respect to products designed, manufactured, assembled, sold, repaired, maintained, delivered or installed or services rendered prior to or on the Closing Date which could reasonably be expected to result in Liability to Target exceeding $50,000 in the aggregate.

     4.20  Insurance.  Target has provided to Parent accurate and complete
           ---------
copies of all fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Target (collectively, "Target Insurance Policies"). All premiums under all
                          -------------------------
such policies have been paid and Target is otherwise in compliance with terms of such policies. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. Target has not made any claims under the Target Insurance Policies for which it has been denied coverage.

     4.21  Labor Relations.  Target does not have any Knowledge that any officer
           ---------------
or key employee of Target intends to terminate their employment with Target nor does Target have a present intention to terminate the employment of any of the foregoing. Except (i) as set forth on Section 4.21 of the Target Disclosure Schedule and (ii) as subject to general laws and principles relating to wrongful termination of employees, the employment of each officer and employee of Target is terminable at the will of Target.

     4.22  Net Working Capital.  Immediately prior to the Closing, Target's Net
           -------------------
Working Capital, after adding back any Excess Expenses paid or accrued by Target, shall be greater than zero.

     4.23  Target Affiliates.  Section 4.23 of the Target Disclosure Schedule
           -----------------
sets forth a list of those persons and entities who are, in Target's reasonable judgment, "affiliates" of Target within the meaning of Rule 145 promulgated under the Securities Act or for purposes of Accounting Series Releases 130 and 135 of the SEC (the "Target Affiliates").
                     -----------------

                                  ARTICLE V.

             REPRESENTATIONS AND WARRANTIES OF TARGET SHAREHOLDERS
             -----------------------------------------------------

          Each Target Shareholder represents and warrants, as to such Target Shareholder, to Parent and Merger Sub that the statements contained in Sections
                                                                       --------
5.1 through 5.5 below, are correct and complete as of the date of this Agreement
---         ---
and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), except as set forth in the disclosure schedule
                ---------
delivered by the Target Shareholders to Parent on the date hereof (the "Target
                                                                        ------
Shareholders Disclosure Schedule").  Each of Eric Major and Mohit Bhatnagar
--------------------------------
represent additionally that the statements contained in Section 5.6 are correct
                                                        -----------
and complete and will be correct and complete as of the Closing Date. Nothing in the Target Shareholders Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Target Shareholders Disclosure Schedule identifies the exception with particularity. The Target Shareholders Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article V and the disclosure in any paragraph shall qualify other
     ---------
paragraphs in this Article V only to the extent that it is reasonably apparent
                   ---------
that such disclosure qualifies or applies to such other paragraphs.

     5.1  Ownership of Target Stock.  Such Target Shareholder is the owner,
          -------------------------
beneficially and of record, of the number of shares of Target Stock as set forth on Section 5.1(a) of the Target Shareholders Disclosure Schedule, and, except as set forth on Section 5.1(b) of the Target Shareholders Disclosure Schedule, there exists no encumbrance of any kind with respect to such shares of such Target Shareholder's Target Stock. Except as set forth on Section 5.1(b) of the Target Shareholders Disclosure, such Target Shareholder is not a party to any shareholders agreement, voting trust or other voting or similar agreement with respect to the Target Stock.

     5.2  Authority; Enforceability.  Such Target Shareholder has the full
          -------------------------
right, capacity, power and authority to enter into this Agreement and the other documents executed and delivered by such Target Shareholder in connection with this Agreement, and to consummate the transactions contemplated hereby and thereby. This Agreement and the documents executed and delivered by such Target Shareholder has been duly executed and delivered by such Target Shareholder and constitute valid and binding obligations enforceable against such Target Shareholder in accordance with their terms.

     5.3  Private Placement.
          -----------------
          (a) Such Target Shareholder understands that (i) the offering and sale of the shares of Parent Stock hereunder is intended to be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and (ii) such shares will be "restricted" shares as defined in the Securities Act.

          (b) The shares of Parent Stock are being acquired by such Target Shareholder through the Merger for its own account and without a view to the public distribution of such shares or any interest therein.

          (c) Such Target Shareholder either is an Accredited Investor or, within a reasonable period of time prior to the Target Shareholders Meeting, has received (pursuant to Regulation D of the Securities Act) the following information:

               (i) Parent's annual report on Form 10-K for its fiscal year ended December 31, 2000; and

               (ii) Parent's quarterly report on Form 10-Q for its quarter ended March 31, 2001.

          (d) Such Target Shareholder is not a broker-dealer subject to Regulation T promulgated by the Board of Governors of the Federal Reserve System.

          (e) Such Target Shareholder, or such Target Shareholder's Representative, has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in shares of Parent Stock, and such Target Shareholder who is an Accredited Investor is capable of bearing the economic risks of such investment, including a complete loss of its investment in such shares.

          (f) Such Target Shareholder, or such Target Shareholder's Representative, has been given the opportunity to ask questions of, and receive answers from, Parent concerning the transactions contemplated by the Agreement, the shares of Parent Stock to be issued in connection with the Merger and other related matters. Such Target Shareholder acknowledges that the Parent has made available to such Target Shareholder or its agents all documents and information requested by or on behalf of such Target Shareholder relating to an investment in the shares of Parent Stock to be issued to such Target Shareholder in connection with the Merger. In evaluating the suitability of an investment in such shares of Parent Stock, such Target Shareholder has not relied upon any other representations or other information (whether oral or written) made by or on behalf of the Parent other than as contemplated by the two preceding sentences and Article VI.
              ----------

          (g) Such Target Shareholder acknowledges that the shares of Parent Stock to be issued to it in connection with the Merger will bear customary Securities Act restrictive legends (restricting transfer without receipt of an opinion of counsel reasonably satisfactory to Parent ) and that such Target Shareholder may not sell or dispose of any of the shares other than pursuant to a registered offering, unless otherwise exempt from the registration requirements of the Securities Act.

     5.4  Prohibitions. Neither the execution and delivery of this Agreement by
          ------------
such Target Shareholder or any of the documents executed and delivered by such Target Shareholder, the performance by such Target Shareholder of its obligations hereunder and thereunder, nor the consummation of the transactions contemplated hereby or thereby will: (a) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt or obligation of such Target Shareholder or require the payment of any prepayment or other penalty by such Target Shareholder; (b) require notice to or the consent of any Person, including, without limitation, any right of first refusal or similar right, to which such Target Shareholder is a party, or by which the properties of such Target Shareholder is bound or subject; (c) result in the creation or imposition of any security interest, lien, or other encumbrance upon any property or assets of such Target Shareholder under any agreement or commitment to which it is a party, or by which the properties of such Target Shareholder is bound or subject or (d) violate any statute or law or any judgment, decree, order, regulation or rule of any court or Governmental Entity to which such Target Shareholder or the properties of such Target Shareholder is bound or subject.

     5.5  Consents and Approvals of Governmental Entities. No consent, approval
          -----------------------------------------------
or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be made or obtained by such Target Shareholder in connection with the execution or delivery by such Target Shareholder of this Agreement or the documents executed and delivered by such Target Shareholder, the performance of such Target Shareholder of its obligations hereunder or thereunder or the consummation by such Target Shareholder of the transactions contemplated hereby or thereby.

     5.6  Voting Agreements. Each of Eric Major and Mohit Bhatnagar has the
          -----------------
requisite capacity, power and authority to enter into the voting agreement attached hereto as Exhibit C (the "Voting Agreement") and to consummate the
                   ---------       ----------------
transactions contemplated thereby. The Voting Agreement has been duly executed and delivered by such shareholder and constitutes a valid and binding agreement of such shareholder, enforceable against such shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                  ARTICLE VI.

                   REPRESENTATIONS AND WARRANTIES OF PARENT
                   ----------------------------------------
                                AND MERGER SUB
                                --------------

          Parent represents and warrants to Target and the Target Shareholders that the statements contained in this Article VI are correct and complete as of
                                      ----------
the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article VI).
                                           ----------

     6.1  Organization, Standing and Power. Parent has been duly incorporated
          --------------------------------
and is validly existing in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to carry on its business as now being conducted. Parent is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure so to qualify could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Parent. The copies of the Organizational Documents of Parent which were previously furnished or made available to Target are true, complete and correct copies of such documents as in effect on the date of this Agreement.

Merger Sub is a wholly owned Subsidiary of Parent and a corporation duly incorporated, validly existing and in good standing under the laws of the State of California.

          The copies of the Organizational Documents of Merger Sub which were previously furnished or made available to Target are true, complete and correct copies of such documents as in affect on the date of this Agreement.

     6.2  Capital Structure.
          -----------------

          (a) The authorized capital stock of Parent consists of (i) 50,000,000 shares of Parent Stock, of which, at March 31, 2001, 15,040,465 shares were outstanding, and (ii) 5,000,000 shares of preferred stock, par value $.01 per share, of which at March 31, 2001 and as of the Closing, 594,000 shares were designated Series E Convertible Preferred Stock, and, at March 31, 2001 and as of the Closing, no shares of Preferred Stock were outstanding. All issued and outstanding shares of the capital stock of Parent are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights.

          (b) The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.01 per share, all of which are duly authorized, validly issued and outstanding, fully paid and nonassessable and owned by Parent free and clear of all liens, claims and encumbrances. Merger Sub was formed solely for the purpose of engaging in a business combination transaction with Target.

          (c) All shares of Parent Stock to be issued in the Merger shall be duly authorized, fully paid and nonassessable, and shall have the same associated rights under the Interpore Rights Plan as Interpore's outstanding common stock immediately prior to the Merger.

     6.3  Authority; No Conflicts.
          -----------------------

          (a) Parent has all requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b) The execution and delivery of this Agreement does not or will not, as the case may be, and the consummation of the transactions contemplated hereby will not, result in any Violation of: (i) any provision of the Organizational Documents of Parent or (ii) except as could not reasonably be expected to have a Material Adverse Effect on Parent and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (c) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, or its properties or assets.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, except for (x) those required under or in relation to (A) state securities or "blue sky" laws, (B) the Securities Act, (C) the Exchange Act, (D) the VSCA with respect to the filing and recordation of appropriate merger or other documents, (E) rules and regulations of the Nasdaq, and (F) antitrust or other competition laws of other jurisdictions, and (y) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect on Parent or materially impair or delay the ability of Parent to consummate the transactions contemplated hereby.

          (d) Merger Sub has all requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     6.4  Reports and Financial Statements. Parent has filed all required
          --------------------------------
reports, schedules, forms, statements and other documents required to be filed by it with the SEC since December 31, 1999 (collectively, including all exhibits thereto, the "Parent SEC Reports"). None of the Parent SEC Reports, as of their
              ------------------
respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or of the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent and its Subsidiaries included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect hereto, have been prepared in accordance with GAAP, consistently applied (except, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the consolidated financial position of Parent and its Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since March 31, 2001, except as disclosed in the Parent SEC Reports, neither Parent nor any of its Subsidiaries has incurred any liabilities of the type required to be reflected in financial statements in accordance with GAAP, or to the Knowledge of Parent, any other material liabilities, except liabilities, obligations or contingencies
(a) which are reflected on or reserved against the consolidated balance sheet of Parent and its Subsidiaries as at

March 31, 2001 (including the notes thereto), (b) which are not required by GAAP to be reflected on a balance sheet, or (c) which were incurred in the Ordinary Course of Business after March 31, 2001, and consistent with past practices, or in connection with the transactions contemplated herein.

     6.5  Absence of Litigation. Except (i) as described in the Parent SEC
          ---------------------
Reports or (ii) as would not be reasonably likely to have a Material Adverse Effect on Parent, neither Parent nor any of its Subsidiaries is a party to any litigation nor, to the Knowledge of Parent, is any such litigation threatened. Except as described in the Parent SEC Reports, no claim, action, proceeding or investigation is pending before any court, arbitrator or administrative, governmental or regulatory authority or body which seeks to delay or prevent the consummation of the transactions contemplated hereby or which would reasonably be likely to materially and adversely affect or restrict Parent's ability to consummate the transactions contemplated hereby.

     6.6  Brokers or Finders. No agent, broker, investment banker, financial
          ------------------
advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent on Merger Sub.

     6.7  No Business Activities. Merger Sub is not a party to any material
          ----------------------
agreements and has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.

     6.8  Proprietary Rights. Except as disclosed in the Parent SEC Reports or
          ------------------
as would not be reasonably likely to have a Material Adverse Effect on Parent:

          (a) Subject to the immediately following sentence, Parent owns or possesses, has access to or can become licensed on reasonable terms to use, all Proprietary Rights necessary for the operation of its business as now conducted. To Parent's Knowledge, the operation of Parent's business as now conducted and Parent's products do not infringe upon or conflict with the rights of any other Person; and

          (b) as of the date of this Agreement Parent has not received any communications alleging that Parent has violated or, by conducting its business as currently conducted, would violate, any of the Proprietary Rights of any other Person.

     6.9  Regulatory Matters. Except as disclosed in the Parent SEC Reports or
          ------------------
as would not be reasonably likely to have a Material Adverse Effect on Parent, Parent, and the products sold by Parent, are in compliance in all material respects with all current and otherwise applicable statutes, rules or regulations issued by the FDA and all other Governmental Entities having regulatory authority over the products of Parent and its business.

                                 ARTICLE VII.

                   COVENANTS RELATING TO CONDUCT OF BUSINESS
                   -----------------------------------------

     7.1  Conduct of Business of Target Pending the Merger. During the period
          ------------------------------------------------
from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Target agrees, except as set forth in Section 7.1 of the Target Disclosure Schedule, to carry on its business in the ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, in the ordinary course in substantially the same manner as previously paid, to pay or perform its other obligations when due in the ordinary course in substantially the same manner as previously paid or performed, to maintain insurance coverages and its books, accounts and records in the usual manner consistent with past practices, to comply in all material respects with all applicable laws, ordinances and regulations of Governmental Entities, to maintain and keep its properties and equipment in good repair, working order and condition (except ordinary wear and tear), and use all reasonable efforts, consistent with past practices and policies, to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships and goodwill with others having business dealings with it. Except as set forth in Section 7.1 of the Target Disclosure Schedule, without limiting the generality of the foregoing and except as expressly contemplated by this Agreement, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, without the written consent of Parent, Target shall not:

          (a) adopt or propose any amendment to its articles of incorporation, its bylaws or comparable charter or organizational documents;

          (b) (i) issue, pledge or sell, or propose or authorize the issuance, pledge or sale of additional shares of capital stock of any class (other than upon exercise of Target Options outstanding on the date of this Agreement upon payment of the exercise price thereof or as otherwise provided in Section 3.2(c)), (ii) except as contemplated in Section 3.2 hereof, amend, waive or otherwise modify any of the terms of any option, warrant or stock option plan of Target, including without limitation, the Target Options and the Target Option Plan, or authorize cash payments in exchange for any options granted under any of such plans, or (iii) adopt or implement any stockholder rights plan;

          (c) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock (including any dividend distribution payable in, or otherwise make a distribution of, shares of capital stock of any subsequently formed Subsidiary of Target), or, except for the possible buy-out of the Outstanding Kostuik Options, purchase, redeem or otherwise acquire or propose to redeem or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock;

          (d) split (including reverse split), combine, subdivide or reclassify any shares of its capital stock, or any of its other securities;

          (e) increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees, or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing Material Agreements, which Material Agreements shall be interpreted and implemented in a manner consistent with past practice), or enter into or adopt any Plan or any employment or severance agreement with, any director, officer or, except as it relates to the hiring of new employees in the Ordinary Course of Business, employee of Target or establish, adopt, enter into, or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, including any Plan, except (i) to the extent required by applicable law or regulation or (ii) for salary and benefit increases in the Ordinary Course of Business to employees other than executive officers of Target.

          (f) (i) outside of Target's Ordinary Course of Business, sell, pledge, lease, dispose of, grant, encumber, or otherwise authorize the sale, pledge, disposition, grant or encumbrance of any of the Assets of Target, including by operation of law, or (ii) acquire any real property, any other material Assets or any interest (including, without limitation, by merger, consolidation, lease or acquisition of stock or Assets) in a corporation, partnership, other business organization or any division thereof (or a substantial portion of the Assets thereof);

          (g) (i) incur, assume or pre-pay any debt for borrowed money (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person,
(iii) make any loans, advances or capital contributions to, or investments in, any other Person or with respect to any other material Assets (including advances to employees), (iv) enter into any "keep well" or other agreement to maintain the financial condition of another entity, (v) enter into any derivative contracts or make investments in marketable securities, or (vi) other than in the Ordinary Course of Business, consistent with past practices, enter into any contract or agreement that would be a Material Agreement;

          (h) make or rescind any material express or deemed election relating to Taxes, settle or compromise any material action, claim, suit, litigation, proceeding, arbitration, audit or investigation relating to Taxes, amend any material Tax Return except in the Ordinary Course of Business, or except as may be required by applicable law, make any change to any of its material methods of reporting income or deductions (including, without limitation, any change to its methods or basis or write-offs of accounts receivable) for federal income Tax purposes from those employed in the preparation of its federal income Tax return for the taxable year ending December 31, 2000;

          (i) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the Ordinary Course of Business of liabilities reflected or reserved against in the Reference Balance Sheet or arising after the date hereof;

          (j) waive any rights of substantial value or make any payment, direct or indirect, of any material liability of Target before the same comes due in accordance with its terms;

          (k) fail to maintain its existing insurance coverage of all types in effect or, in the event any such coverage shall be terminated or lapse, procure substantially similar substitute insurance policies which in all material respects provide coverage in at least such amounts and insure against such risks as are currently covered by such policies;

          (l) enter into, or amend any collective bargaining agreement (other than as required by law or extensions of existing agreements in the Ordinary Course of Business);

          (m) change its methods of accounting as in effect on March 31, 2001, except as required by GAAP, or take any action, other than reasonable and usual actions in the Ordinary Course of Business, with respect to accounting policies or procedures, unless required by GAAP;

          (n) modify, amend or terminate any Material Agreement or waive, release or assign any material rights or claims;

          (o) engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any Affiliates of Target which involves the transfer of consideration or has a financial impact on Target, other than pursuant to such agreements, arrangements, or understandings existing on the date of this Agreement or disclosed in Section 5.1(o) of the Target Disclosure Schedule;

          (p)  close, shut down, or otherwise eliminate any facility or office;

          (q) make or commit to make any capital expenditures that exceed $100,000 for any single item or related series of items or, except as required pursuant to commitments existing on the date hereof or made without violation of this Section 7.1, make any cash disbursement exceeding $100,000 for any single
     -----------
item or related series of items;

          (r) initiate, compromise, or settle any material litigation or arbitration proceeding;

          (s) take, or agree to commit to take, any action that could reasonably be expected to result in (i) the representations and warranties of Target contained herein that are qualified by materiality, not to be true and correct, (ii) the representations and warranties of Target contained herein that are not so qualified to not be true and correct in all material respects and
(iii) any of the conditions to the Merger to not be satisfied; and

          (t) enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

     7.2  Target Board Recommendation. Neither the Board of Directors of Target
          ---------------------------
(the "Target Board") nor any committee thereof shall, prior to August 15, 2001,
      ------------
withdraw or modify,
or propose to withdraw or modify, in a manner adverse to Parent the approval or recommendation by the Target Board of this Agreement or the Merger. Target shall use its reasonable best efforts to solicit from Target Shareholders the approval, the vote or consent of shareholders required by the VSCA and Target's articles of incorporation and bylaws to approve and adopt this Agreement and the Merger.

          Additionally, each of Target and Parent acknowledges receipt of nonpublic information from the other party and agrees to hold any such nonpublic information (including the existence and contents of negotiations and communications regarding this Agreement, the Merger and the transactions contemplated hereby and thereby) in confidence in accordance with (i) the Confidentiality Agreement dated as of September 6, 2000, between Parent and Target (the "Confidentiality Agreement"), and (ii) any applicable federal and/or
             -------------------------
state securities laws.

     7.3  Covenants of Parent and Merger Sub. During the period from the date of
          ----------------------------------
this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that Target shall otherwise consent in writing):

          (a)  Organizational Documents. Except to the extent required to comply
               ------------------------
with their respective obligations hereunder, required by law or required by the rules and regulations of any applicable governmental entity, Parent and Merger Sub shall not amend or propose to amend their respective Organizational Documents.

          (b)  Capitalization. Parent shall not effect any recapitalization,
               --------------
stock dividends, stock splits or other extraordinary transactions.

          (c)  Other Actions. Parent shall not, and shall not permit any of its
               -------------
Subsidiaries to, take any action that could reasonably be expected to result in
(i) any of the representations or warranties of Parent set forth in this Agreement that are qualified as to materiality not to be true and correct, (ii) the representations and warranties contained herein that are not so qualified to not be true and correct in all material respects, or (iii) any of the conditions to the Merger set forth in Article IX not being satisfied.
                           ----------

     7.4  Advice of Changes; Government Filings. Target shall report (to the
          -------------------------------------
extent permitted by law, regulation and any applicable confidentiality agreement) to Parent on operational matters. Each party shall (a) confer on a regular and frequent basis with the other, and (b) promptly advise the other orally and in writing of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it (A) to comply with or satisfy in any respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is qualified as to materiality or (B) to comply with or satisfy in any material respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is not so qualified as to materiality or (iii) any change, event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect on such party or materially adversely affect its ability to consummate the Merger in a timely manner; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. Each party agrees that, to the extent practicable, it will consult with the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

     7.5  Tax Matters.
          -----------

          (a)  Tax Elections. Target shall not make any material Tax election or
               -------------
settle or compromise any material Tax liability or refund that would have a material continuing effect in any taxable year ending after the Closing Date; provided, however, that Parent's consent to any Tax election or settlement or compromise of any Tax liability or refund shall not be unreasonably withheld.

          (b)  Tax Periods Ending On or Before the Closing Date. The Surviving
               ------------------------------------------------
Corporation shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for Target for all periods ending on or prior to the Closing Date (the "Pre-Closing Tax Returns") which are required to be filed after the
           -----------------------
Closing Date. The Pre-Closing Tax Returns shall be prepared in a manner consistent with the prior practice of Target, provided that the Pre-Closing Tax Returns shall in all events be prepared in accordance with applicable law. Not later than 30 days prior to the proposed filing of each such Tax Return, Parent shall permit the Target Shareholder Representative to review and comment on each such Tax Return. The Target Shareholder Representative may direct by written instruction to Parent not later than 15 days before such proposed filing date of any such Tax Return the adoption of any legally permissible position on such Tax Returns to the extent the reporting position proposed by the Surviving Corporation would result in indemnity liability of the Target Shareholders under this Agreement, other than a position which is not supported by substantial authority within the meaning of Section 6662 of the Code; provided that such position does not materially and disproportionately increase the prospective Tax liabilities of the Surviving Corporation or Parent. Pursuant to, and to the extent of, the indemnity obligations under Section 10.4, the Target Shareholders shall reimburse Parent for any Taxes of Target with respect to such periods within fifteen (15) days after payment by Parent or Target of such Taxes.

          (c)  Straddle Periods. Any Taxes with respect to Target that relate to
               ----------------
a Tax period beginning on or before the Closing Date and ending after the Closing Date (a "Straddle Period") shall be apportioned between the portion of
                 ---------------
such Straddle Period ending on or prior to the Closing Date (the "Pre-Closing
                                                                  -----------
Partial Period") and the portion of such Straddle Period beginning on the day
--------------
after the Closing Date (the "Post-Closing Partial Period"), (i) in the case of
                             ---------------------------
real or personal property Taxes (and any other Taxes not measured or measurable, in whole or in part, by net or gross income or receipts), on a per diem basis and, (ii) in the case of other Taxes, on the "closing of the books" method. The Surviving Corporation shall file or cause to be filed all Tax Returns for Target for any Straddle Period, and the Surviving Corporation shall pay all Taxes shown as due on any such Tax Returns. The Target Shareholder Representative may direct by written instruction to Parent not later than 15 days before such proposed filing date of any such Tax Return the adoption of any legally permissible position on such Tax Returns to the extent that the reporting position proposed by the Surviving Corporation would result in indemnity liability of the Target Shareholders under this Agreement, other than a position that is not supported by substantial authority within the meaning of Section 6662 of the Code; provided that such position does not materially and disproportionately increase the prospective Tax liabilities of the Surviving Corporation or Parent. Pursuant to, and to the extent of, the indemnity obligations under Section 10.4, the Target Shareholders shall reimburse Parent for all such Taxes apportioned to the Pre-Closing Partial Period that are due pursuant to the filing of any such Tax Returns under the provisions of this Section 7.5(c) within fifteen (15) days of receipt of notice
                   --------------
of such filing by Target, which notice shall set forth in reasonable detail the calculations regarding the Target Shareholders' share of such Taxes.

          (d)  Refunds. The Surviving Corporation agrees to assign and promptly
               -------
remit all Tax refunds (including interest thereon) net of any Tax effect to Target, received by Target of any Taxes for which the Target Shareholders have indemnified Target hereunder; provided, however, that Parent and Target shall be entitled to the portion of any Tax refund resulting from a carryback of a net operating loss, net capital loss, Tax credit or similar item sustained or arising in any period ending after the Closing Date or in any Post-Closing Partial Period.

          (e)  Cooperation on Tax Matters.
               --------------------------

               (i) Parent, Target, the Target Shareholders and the Target Shareholder Representative shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Agreement and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Target, the Target Shareholders and the Target Shareholder Representative agree (A) to retain all books and records with respect to Tax matters pertinent to Target relating to any Taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Parent or the Target Shareholder Representative, any extensions thereof) of the respective Taxable periods, and to abide by all record retention agreements entered into with any Taxing Authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Target or the Target Shareholders or the Target Shareholder Representative, as the case may be, shall allow the other party to take possession of such books and records.

               (ii) Parent and the Target Shareholder Representative further agree, upon request, to use their reasonable best efforts (at the cost of the requesting party) to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

          (f)  Certain Taxes. All transfer, documentary, sales, use, stamp,
               -------------
registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid, one-half by the Target Shareholders and one-half by the Surviving Corporation, when due, and the Target Shareholders and the Surviving Corporation will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Parent will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

          (g)  Amended Tax Returns. The Surviving Corporation may not amend a
               -------------------
Tax Return with respect to Target for a taxable period beginning prior to the Closing Date without the consent of the Shareholder Representative, which consent shall not be unreasonably withheld.

          (h)  Characterization of Payments. Any payments made to the Target
               ----------------------------
Shareholders, Target or Parent pursuant to Article X shall constitute an
                                           ---------
adjustment of the consideration paid for Target Stock for Tax purposes and shall be treated as such by Parent, Target and the Target Shareholders on their Tax Returns to the extent permitted by law.

          (i)  Tax Treatment of Merger. The parties intend the Merger to qualify
               -----------------------
as a reorganization under Section 368(a) of the Code, and hereby adopt this Agreement as a "plan of reorganization" within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). No party hereto has Knowledge of any reason (a) that the transaction may not qualify as a reorganization within the meaning of Section 368(a) of the Code. In support of such Tax treatment, the parties hereto further represent and covenant as follows:

               (i) Each of the parties hereto shall use their respective best efforts to cause the Merger to qualify, and shall not take any action and shall not fail to take any action which action or failure to act could reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. Pursuant to the foregoing, each party agrees to make such commercially reasonable additions or modifications to the terms of this Agreement as may be necessary to permit satisfaction of the condition to closing specified in Section 9.1(c) of this Agreement.

               (ii) The parties acknowledge that an opinion, in form and substance satisfactory to both Target and Parent, must be delivered prior to Closing to both Target and Surviving Corporation, substantially to the effect that on the basis of facts, representations, and assumptions set forth in such opinion which are reasonably satisfactory to Target and Parent and which are consistent with the state of facts existing as of the Effective Time, for Federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code (the "Tax Opinion"). In order to
                                                -----------
obtain the Tax Opinion, the parties shall meet not less than ten (10) days prior to the Closing, to select either Shaw Pittman or Latham & Watkins, as mutually agreed to by Target and Parent, to deliver the Tax Opinion. In the event either Shaw Pittman or Latham & Watkins will not deliver the Tax Opinion, the parties shall request that the other firm deliver the Tax Opinion. If neither Latham & Watkins or Shaw Pittman is able or willing to deliver the Tax Opinion, either party may terminate the Merger and this Agreement at its sole discretion. Each of Target and Parent agrees to bear one-half of the fees of counsel incurred in connection with the Tax Opinion.

               (iii) In connection with the Tax Opinion, Target, on the one hand, and Parent and Merger Sub, on the other hand, shall deliver as requested to Shaw Pittman or Latham & Watkins standard and customary representation letters. No party to this Agreement knows of any reason why it will be unable to deliver Representation Letters, effective as of the Closing Date, in form sufficient to enable counsel to render the Tax Opinion. Each party hereto will immediately notify each of the other parties of any circumstance or condition of which it is or becomes aware that might cause such party to be unable to provide in good faith the representations that would be customarily required in support of the Tax Opinion.

               (iv) The parties hereto agree that they will report in their respective federal income Tax Returns for the taxable period including the Closing Date that the Merger qualified as a reorganization under Section 368(a) of the Code, and will properly file with their federal income Tax Returns all information required by Treas. Regs. (S)1.368-3. No party hereto, unless required by law, will take any Tax reporting position inconsistent with the characterization of the Merger as a reorganization within the meaning of Section 368(a) of the Code.


                                 ARTICLE VIII.

                             ADDITIONAL AGREEMENTS
                             ---------------------

     8.1  Target Shareholder Approval. Once permitted by applicable law, Target
          ---------------------------
shall call a meeting of the Target Shareholders or seek an action of the Target Shareholders in order to obtain the requisite approval by the Target Shareholders of the Merger and this Agreement as promptly as practicable following the date hereof. To the extent consistent with the Target Board's fiduciary duties, Target shall, through Target Board, recommend to the Target Shareholders adoption of this Agreement and approval of the Merger and related matters. Target shall use all reasonable efforts to solicit the Target Shareholders' proxies in favor of this Agreement, the Merger and related matters and to have the Target Shareholders execute the Limited Acknowledgement Signature Pages to this Agreement. Without limiting the generality of the foregoing, Target agrees that its obligations pursuant to this Section 8.1 shall
                                                               -----------
not be affected by the commencement, public proposal or communication to Target of any Acquisition Proposal.

     8.2  Access to Information. Upon reasonable notice, Target and Parent shall
          ---------------------
afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and its officers, employees and representatives and, during such period, each of Target and Parent shall furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of federal or state securities laws, as applicable (other than reports or documents which such party is not permitted to disclose under applicable law) and (b) consistent with its legal obligations, all other information concerning its business, properties and personnel as the other party may reasonably request. Such information (including the existence and contents of negotiations and communications regarding this Agreement, the Merger and the transactions contemplated hereby and thereby) shall be held in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement, which Confidentiality Agreement shall remain in full force and effect; provided, however, that each of Target and Parent acknowledge that appropriate information will be made available to the Target Shareholders consistent with the information requirements of Rule 506 of Regulation D.

     8.3  Approvals and Consents; Cooperation.
          -----------------------------------

          (a) The Parties shall cooperate with each other and use their reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including (i) promptly preparing and filing all necessary documentation, to effect all applications, notices, petitions, filings, tax ruling requests and other documents to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, tax rulings and authorizations of all third parties and Governmental Entities which are necessary to consummate the transactions contemplated by this Agreement and
(ii) subject to fiduciary duties, the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or Government Entity vacated or reversed ("Governmental Approvals"), and to comply
                                        ----------------------
with the terms and conditions of all such Governmental Approvals. Each of the Parties shall use their reasonable best efforts to, and shall use their reasonable best efforts to cause their respective representatives and other Affiliates to, file within 20 days after the date hereof, and in all events shall file within 60 days after the date hereof, all required initial applications and documents in connection with obtaining the Governmental Approvals and shall act reasonably and promptly thereafter in responding to additional requests in connection therewith. Parent and Target shall have the right to review in advance, and to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Parent and Target, as the case may be, and any of their respective Subsidiaries, directors, officers and stockholders which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, each of Parent and Target (the "Notifying Party") will notify the other promptly
                                ---------------
of the receipt of comments or requests from Governmental Entities relating to Governmental Approvals, and will supply the other Party with copies of all correspondence between the Notifying Party or any of its representatives and Governmental Entities with respect to Governmental Approvals.

          (b) Parent and Target shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such Party to believe that there is a reasonable likelihood that any approval needed from a Governmental Entity will not be obtained or that the receipt of any such approval will be materially delayed. Parent and Target shall take any and all actions reasonably necessary to vigorously defend, lift, mitigate and rescind the effect of any litigation or administrative proceeding adversely affecting this Agreement or the transactions contemplated hereby or thereby, including, without limitation, promptly appealing any adverse court or administrative order or injunction to the extent reasonably necessary for the foregoing purposes.

          (c) Notwithstanding the foregoing or any other provision of this Agreement, Parent shall have no obligation or affirmative duty under this
Section 8.3 to cease or refrain from the ownership of any Assets, or the
-----------
association with any Person which association is material to the operations of Parent, whether on the date hereof or at any time in the future.

     8.4  Public Announcements. Each of Parent and Target shall consult with the
          --------------------
other party and obtain the prior written consent of said party, which consent will not be unreasonably withheld, before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby; provided, however, that Parent may issue press releases or make public statements to the extent required by any Nasdaq, Securities Act or Exchange Act regulation.

     8.5  Further Assurances.
          ------------------

          (a) Subject to the terms and conditions herein, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) using their respective reasonable best efforts to obtain all permits and qualifications of Governmental Entities and parties to contracts with each party hereto as are necessary for consummation of the transactions contemplated by this Agreement, and (ii) to fulfill all conditions precedent applicable to such party pursuant to this Agreement.

          (b) In case at any time after the Effective Date any further action is necessary to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all assets, rights, approvals, immunities, franchises of any of the parties, the proper officers and/or directors of Parent, Target and the Surviving Corporation shall take all such necessary action.

     8.6  Cooperation; Notice; Cure. Subject to compliance with applicable law,
          -------------------------
from the date hereof until the Effective Time, each of Parent and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations. Each of Parent and Target shall promptly notify the other in writing of, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of Parent or Target, as the case may be, under this Agreement to be breached in any material respect or that renders or will render untrue in any material respect any representation or warranty of Parent or Target contained in this Agreement. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

     8.7  Obtaining Consents. Each of Parent and Target shall give (or shall
          ------------------
cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their reasonable best efforts to obtain any third party consents related to or required in connection with the Merger that are (a) necessary to consummate the transactions contemplated hereby, (b) disclosed or required to be disclosed in the Target Disclosure Schedule or the Parent Disclosure Schedule, as the case may be, or
(c) required to prevent a Material Adverse Effect for Parent or Target from occurring prior to or after the Effective Time.

     8.8  Employment and Consulting Agreements. Target shall use its reasonable
          ------------------------------------
efforts to cause (a) each of Eric Major, Richard Woods, Greg Watko and Chris Straight to have entered into an employment agreement with the Surviving Corporation substantially in the form set forth in Exhibit D (the "Employment
                                                   ---------       ----------
Agreement"), (b) Mohit Bhatnagar to have entered into a consulting agreement
---------
with the Surviving Corporation substantially in the form set forth in Exhibit E
                                                                      ---------
and (c) Andrew Rock to have entered into a consulting agreement with the Surviving Corporation substantially in the form set forth in Exhibit F (the
                                                             ---------
consulting agreements set forth in (a) and (b) collectively, the "Consulting
                                                                  ----------
Agreements"). Any existing employment or consulting agreement with Eric Major,
----------
Mohit Bhatnagar, Andrew Rock or Greg Watko and that certain Agreement, dated June 21, 2000 between Eric Major and Mohit Bhatnagar regarding the equalization of their pay and benefits shall be terminated contemporaneous with entering into such new agreements.

     8.9  Fees and Expenses. Except as set forth in Article X, whether or not
          -----------------                         ---------
the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses; provided, however, that the Excess Expenses incurred by Target shall be deducted from the Purchase Price.

     8.10  Employee Plans and Benefit Plans Generally. Parent shall provide, or
           ------------------------------------------
cause to be provided, compensation, vacation and leave, employee benefit plans, programs and arrangements to employees of Target that are the same as those made generally available to similarly situated employees of Parent. Each Target employee who continues to be employed by Parent or any of its Subsidiaries immediately following the Effective Time shall, to the extent permitted by law and applicable tax qualification requirements, and subject to any generally applicable break in service or similar rule, receive credit for all services with Target for all purposes, including without limitation, for eligibility to participate and vesting under any plans of the Parent for years of service with Target or its Subsidiaries (or, if applicable, predecessor entities) prior to the Effective Time. To the extent permitted by law and Parent's group health plan, Parent shall cause any and all pre-existing condition (or actively-at-work or similar) limitations, eligibility waiting periods and evidence of insurability requirements under any such group health plan to be waived with respect to Target participants in such plan and their eligible dependents and shall provide them with credit for any co-payments, deductibles, offsets (or similar payments) prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under any Parent plans in which they are eligible to participate after the Effective Time.

     8.11  Voting Agreements. Eric Major and Mohit Bhatnagar shall each enter
           -----------------
into a Voting Agreement, requiring these individuals to vote all such Target Stock held by them in favor of the Merger, this Agreement and the transactions contemplated hereby.

     8.12  Shareholder Approval.
           --------------------

           (a) Target shall use its reasonable best efforts to obtain, as promptly as practicable, the requisite shareholder approval in accordance with the applicable requirements of the VSCA.

           (b) Target, acting through its Board of Directors, shall include in the Information Statement that is to be prepared jointly by Target and Parent the unanimous recommendation of its Board of Directors that the shareholders of Target vote in favor of the adoption of this Agreement and the approval of the Merger.

           (c) Each of Target and Parent shall ensure that the Information Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that neither Target nor Parent shall be responsible for the accuracy or completeness of any information furnished by the other party expressly for inclusion in the Information Statement). At the request of Parent and as soon as is reasonably practical, Target shall provide Parent with all information reasonably deemed necessary in order for Target and Parent to satisfy their disclosure obligations, if any, under the Securities Act in connection with the solicitation of the approval of the Merger and the transactions contemplated herein, and Target and Parent shall cooperate in the preparation of such Information Statement.

           (d) The adoption of this Agreement and the approval of the Merger by Target Shareholders shall constitute approval of this Agreement (including the provisions of Article X hereof), the Escrow Agreement and of all of the
              ---------
arrangements relating thereto, including without limitation the placement of the Withheld Cash into Escrow and the appointment of Target Shareholder Representative.

           (e) The Parent and the Merger Sub shall ensure that any information furnished by such party to Target expressly for inclusion in the Information Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

     8.13  Release. Effective as of the Effective Time, each of the Target
           -------
Shareholders does hereby release and discharge Parent, Merger Sub, Target and each of their successors (by merger or otherwise), transferees and assigns and their respective Affiliates (such successors, transferees and assigns, and their respective Affiliates, collectively with Parent, Merger Sub and Target, the "Released Parties"), from any and all rights (including any right to indemnity),
 ----------------
actions, causes of action, suits, debts, claims, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or equity, whether asserted or unasserted, whether absolute or continent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including, but not limited to, any instruments or other writings evidencing a right to the payment of money, which the Target Shareholders ever had, now have or hereafter can, shall or may have, against any of the Released Parties, for, upon, or by reason of any matter, cause or thing, whatever from the beginning of time to the date of this release, provided that this release shall not release the Released Parties from (i) any of their respective representations, warranties, covenants and obligations to any of the Target Shareholders under this Agreement, the Registration Rights Agreement, the Escrow Agreement and the Contingent Consideration Agreement, (ii) any action arising out of fraud, (iii) the right to indemnification to which any Target Shareholder may be entitled, related to actions taken or not taken by such Target Shareholder in his or her capacity as a director or officer of Target, under Target's Articles of Incorporation and by-laws and under applicable Virginia law, and (iv) any of their respective obligations to any of the Target Shareholders arising in the Ordinary Course of Business, consistent with past practice and on arm's length terms.

     8.14  Insurance. For a period of three years after the Effective Time,
           ---------
Parent shall maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy, a products liability insurance policy and a general insurance policy, each covering those persons, products and other items that are currently covered by the existing policies of the Target (true and complete copies of which have been hereto fore delivered by Target to Parent) with coverage in the amount and scope at least as favorable as Target's existing coverage; provided that in no event shall Parent be required to expend in the aggregate in excess of 150% of the annual premium currently paid by Target for any one of such coverages, and if such premium would at any time exceed 150% of such amount, then Parent shall maintain insurance policies which provide the maximum and best coverage available at an annual premium equal to 150% of such amount.

     8.15  Nasdaq Listing. Parent agrees to use reasonable efforts to authorize
           --------------
for listing on Nasdaq the shares of Parent Stock issuable in the Merger prior to the Effective Time.


                                  ARTICLE IX.

                        CONDITIONS PRECEDENT TO MERGER
                        ------------------------------

     9.1  Conditions to Obligation of each Party to Effect the Merger. The
          -----------------------------------------------------------
respective obligations of Parent, Target, any Target Shareholders party hereto and Merger Sub to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

          (a) this Agreement and the Merger shall have been approved by the shareholders of Target in the manner required under the VSCA and the articles of incorporation and bylaws of Target;

          (b) no statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any Governmental Entity of competent jurisdiction and no other legal restraint or prohibition shall be in effect which prohibits, restrains, enjoins or restricts the consummation of the Merger; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, ruling, injunction or other order to be vacated or lifted;

          (c) all filings required to be made prior to the Closing by any party or any of its respective Subsidiaries with, and all consents, approvals and authorizations required to be obtained prior to the Closing by any party or any of its respective Subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained, except where the failure to obtain such consents is not reasonably likely to have a Material Adverse Effect on Parent or a Material Adverse Effect on any Target Shareholder and could not reasonably be expected to subject the parties, any Target Shareholder or their Affiliates or any directors, trustees or officers of any of the foregoing to the risk of criminal liability; and

          (d) all consents or approvals of all Persons (other than Governmental Entities) required for or in connection with or as a result of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect, except for those the failure of which to obtain would not have a Material Adverse Effect on Parent, Target or any Target Shareholder; provided that the failure to obtain any of the consents or approvals listed on Section
4.3 of the Target Disclosure Schedule shall not be deemed to be a failure of this condition to the obligations of Target or the Target Shareholders to effect the Merger.

     9.2  Conditions to Obligations of Target to Effect the Merger. The
          --------------------------------------------------------
obligations of Target and any Target Shareholder party hereto to effect the Merger shall be subject to the satisfaction of, or waiver by Target, at or prior to the Closing Date, the following additional conditions:

          (a) each of the representations and warranties of Parent and Merger Sub contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time and each of such representations and warranties of Parent and Merger Sub that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made as of the Effective Time;

          (b) Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Effective Time;

          (c) Target shall have received a certificate executed on behalf of Parent and Merger Sub by the Chief Executive Officer or Chief Financial Officer of Parent to the effect set forth in clauses (a) and (b) of this Section 9.2;
                                                                 -----------

          (d)  Target shall have received the Tax Opinion as described in
Section 7.5(i)(ii);

          (e) Parent, Target and the Target Shareholders shall have entered into an agreement regarding contingent merger consideration, in substantially the form set forth in Exhibit G hereto (the "Contingent Consideration
                                             ------------------------
Agreement");
---------

          (f) Parent Board shall have adopted a resolution increasing the number of directors comprising Parent Board by one and appointing one of Eric Major, Mohit Bhatnagar, Lewis Parker or Kirby L. Cramer to fill such vacancy (such director, the "Appointed Director") and confirming that such individual
                     ------------------
shall be compensated for serving in such position in the same manner as all outside directors and that if, during the initial term to be served by such Appointed Director, any of such individuals is subsequently unable to serve as a director for any reason that one of the other individuals shall be appointed in his stead. The Appointed Director shall be a Class III director whose term expires in 2004;

          (g) Target shall be satisfied, in its reasonable discretion, that the transactions contemplated by this Agreement comply with federal and state securities laws;

          (h) Parent shall have executed and delivered the Employment Agreements and Consulting Agreements contemplated by Section 8.8 hereof;
                                           -----------
          (i) Target shall have received the requisite statutory approval of the Merger from the Target Shareholders;

          (j) No event shall have occurred that has or would result in the triggering of the Interpore Rights Plan, or will occur as a result of the Merger;

          (k) The shares of Parent Stock to be issued in the Merger shall have been authorized for inclusion in the NASDAQ Stock Market, subject to official notice of issuance;

          (l) Parent shall have executed and delivered the Registration Rights Agreement substantially in the form of Exhibit J and the Escrow Agreement substantially in the form of Exhibit B; and

          (m)  The Purchase Price shall have been delivered as contemplated by
Section 3.1(e).

     9.3  Conditions to Obligations of Parent and Merger Sub to Effect the
          ----------------------------------------------------------------
Merger. The obligations of Parent and Merger Sub to effect the Merger shall be
------
subject to the satisfaction of, or waiver by Parent, at or prior to the Closing Date, of the following additional conditions:

          (a) each of the representations and warranties of Target contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time and each of such representations and warranties of Target that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made as of the Effective Time ;

          (b) Target shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time;

          (c) Parent shall have received a certificate executed on behalf of Target by the Chief Executive Officer or Chief Financial Officer of Target to the effect set forth in clauses (a) and (b) of this Section 9.3;
                                                    -----------

          (d) the number of dissenting shares shall not exceed 5% of the number of shares of Target Stock then issued and outstanding;

          (e) immediately prior to the Closing, Target shall reduce the then-outstanding principal balance of all Notes, together with all accrued and unpaid interest thereon by repaying the Notes with any cash remaining on its balance sheets, and after such cash payment, the amount of any remaining unpaid principal under the Notes, together with any accrued and unpaid interest thereon, shall be deducted from the Purchase Price;

          (f) Parent shall have received a statement in a form reasonably satisfactory to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3);

          (g) the Target Shareholders holding, beneficially or of record, at least a majority of the outstanding shares of each class of stock required to approve the Merger shall have approved the Merger, this Agreement and the transactions contemplated hereby;

          (h) Target Shareholders owning at least 90% of the Target Shares, including Lewis Parker, C. Scott Harrison and John G. Kovach, shall have each executed the Limited Acknowledgement Signature Page;

          (i)  The Surviving Corporation shall have received the Tax Opinion;

          (j) each of Eric Major, Richard Woods, Greg Watkco and Chris Straight shall have entered into an Employment Agreement, a form of which is attached hereto as Exhibit D;
          ---------

          (k) each of Andrew Rock and Mohit Bhatnagar shall have entered into Consulting Agreements;

          (l) the Certificates representing all outstanding shares of Target Stock shall have been delivered to Parent;

          (m) all Target Options shall have been exercised, or, to the extent not exercised, cancelled, such that there shall not exist any outstanding Target Options at the time of Closing.

          (n) each of Mohit Bhatnagar and Eric Major shall have executed this Agreement as Executing Shareholders;

          (o) Parent shall be satisfied, in its reasonable discretion, that the transactions contemplated by this Agreement comply with federal and state securities laws;

          (p) Parent shall have received an opinion of counsel from Target's counsel which addresses the items set forth in Exhibit H;
                                               ---------

          (q) Ernst & Young shall have delivered to Target the Audited Financials in a form reasonably satisfactory to Parent;

          (r) The consents and approvals listed on Section 4.3 of the Target Disclosure Schedule shall have been obtained;

          (s) all employees of Target employed by Target for any period of time during the period beginning on the date of this Agreement and ending on the Closing Date shall have entered into an Assignment of Inventions, in the form attached hereto as Exhibit I; and
                   ---------

          (t) Target shall have executed and delivered the Registration Rights Agreement in substantially the form attached as Exhibit J and the Escrow Agreement in substantially the form attached as Exhibit B.


                                  ARTICLE X.

                                INDEMNIFICATION
                                ---------------

     10.1  General Indemnification.
           -----------------------

           (a)  By the Target Shareholders.
                --------------------------

                (i)   Subject to the limitations set forth in Sections 10.2 and
                                                             -------------
10.3, each Target Shareholder shall, severally, indemnify, save and hold the
----
Parent and its directors, officers, employees, successors, transferees and assignees, and its respective representatives (each, an "Indemnified Party"),
                                                         -----------------
harmless from and against any and all costs, out-of-pocket losses, charges, liabilities, obligations, actual damages, lawsuits, actions, judgments, deficiencies, demands, fees, claims, settlements and expenses, including, without limitation, interest, penalties, attorneys' fees and expenses, all amounts paid in the investigation, defense or settlement of any of the foregoing and costs of enforcing this indemnity (collectively, "Damages"), up to such Target Shareholder's Pro Rata Indemnification Percentage of the Maximum Indemnification Amount, incurred or suffered in connection with, arising out of, resulting from or relating or incident to:

                      (A) any untruth, inaccuracy or incorrectness of, or other breach of, any representation or warranty in Article IV;
                                             ----------

                      (B) the nonfulfillment, nonperformance, nonobservance or other breach or violation of, or default under, any covenant or agreement made by Target in or pursuant to this Agreement; and

                (ii)  Subject to the limitations set forth in Sections 10.2 and
                                                             -------------
10.3, each Target Shareholder shall, severally, indemnify, save and hold the
----
Indemnified Parties harmless from and against any Damages, up to such Target Shareholder's Pro Rata Indemnification Percentage of the Maximum Indemnification Amount, incurred or suffered in connection with, arising out of, resulting from or relating or incident to:

                      (A) any untruth, inaccuracy or incorrectness of, or other breach of, any representation or warranty of such Target Shareholder in
Article V; and
---------

                      (B) the nonfulfillment, nonperformance, nonobservance or other breach or violation of, or default under, any covenant or agreement made by such Target Shareholder in or pursuant to this Agreement.

                (iii) The claims for indemnity by Indemnified Parties pursuant to this Section 10.1(a) are referred to as "Parent Indemnity Claims." The
        ---------------                     -----------------------
indemnity provided for in this Section 10.1(a) is not limited to Third-Party
                               ---------------
Claims (as hereinafter defined) against any Indemnified Party, but includes Parent Indemnity Claims incurred or sustained by any Indemnified Party in the absence of Third-Party Claims.

               (iv) Except, as otherwise expressly provided herein, in no event will a Target Shareholder's aggregate liability for indemnity claims under Sections 10.1(a)(i)(A) and 10.1(a)(ii)(A) exceed such Target's Shareholder Pro
----------------------     --------------
Rata Indemnification Percentage of the Maximum Indemnification Amount.

Solely for purposes of determining whether the Indemnity Threshold has been reached pursuant to Section 10.2(b), whether there has occurred a breach of any
                    ---------------
representation or warranty contained in Section 10.1(a)(i)(A) or Section
                                        ---------------------    -------
10.1(a)(ii)(A) that is qualified as to materiality shall be determined as if
--------------
such representation or warranty were made without any such qualification.

          (b)  Defense of Claims. If a Parent Indemnity Claim is made, Parent
               -----------------
shall give written notice (a "Claim Notice") to the Target Shareholder
                              ------------
Representative as soon as practicable and in any event within 10 business days after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this
Section 10.1. The failure of the Indemnified Party to give timely notice
------------
hereunder shall not affect rights to indemnification hereunder, except and only to the extent that, Target demonstrates actual damage caused by such failure.

               (i) In the case of a Parent Indemnity Claim involving the assertion of a claim by a third party (whether pursuant to a lawsuit or other legal action or otherwise, a "Third Party Claim"), the Target Shareholder
                              -----------------
Representative shall be entitled to take control of the defense and investigation of such Third Party Claim and to pursue the defense thereof in good faith with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Target Shareholder Representative notifies the Indemnified Party in writing, within 15 days after the Target Shareholder Representative has received the Claim Notice, that at least a majority in interest of the Target Shareholders will indemnify the Indemnified Party from and against the entirety of any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Target Shareholder Representative provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Target Shareholders (in any case, including Eric Major and Mohit Bhatnagar) will have the financial resources to defend against the Third Party Claim and fulfill their indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not reasonably likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Target Shareholder Representative conducts the defense of the Third Party Claim actively and diligently.

               (ii) In the event the Target Shareholder Representative elects to assume control of the defense and investigation of such lawsuit or other legal action in accordance with Section 10.1(b)(i), (A) the Indemnified Party may, at
                          ------------------
its own cost and expense, participate in the investigation, trial and defense of such Third Party Claim and (B) neither the Target Shareholders nor the Target Shareholder Representative will consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (such consent not to be withheld unreasonably) and (C) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Target Shareholder Representative.

               (iii) If Target fails to assume the defense of such Third-Party Claim in accordance with Section 10.1(b)(i) within 10 calendar days after
                         ------------------
receipt of the Claim Notice or if Target is unable to perform such defense because of its failure to meet the conditions set forth in Section 10.1(b)(i),
                                                           ------------------
the Indemnified Party against which such Third-Party Claim has been asserted shall (upon delivering notice to such effect to Target) have the right to undertake the defense, compromise and settlement of such Third Party Claim on behalf of and for the account of the Target Shareholders; provided that such Third Party Claim shall not be compromised or settled without the written consent of the Target Shareholder Representative, which consent shall not be unreasonably withheld or delayed. The expenses of all proceedings, contests or lawsuits in respect of such Parent Indemnity Claims (other than as specifically stated to the contrary herein) shall be part of the determination of Damages as provided in Section 10.1(a)(i). Regardless of which party shall assume the defense of the claim, the parties agree to cooperate fully with one another in connection therewith. Such cooperation shall include the providing of records and information which are relevant to such Third Party Claim and making employees and officers available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and to act as a witness or respond to legal process. In the case of a claim for indemnification hereunder in respect of a Third Party Claim, (a) if (and to the extent) the Target Shareholders are responsible pursuant hereto to indemnify the Indemnified Party in respect of the Third Party Claim, then within ten (10) days after the occurrence of a final non-appealable determination with respect to such Third Party Claim, the Indemnified Party shall be compensated, in immediately available funds, the amount of any Damages (or such portion thereof as the Target Shareholders shall be responsible for pursuant to the provision hereof), as provided for and subject to the terms of Sections 10.2 and 10.3 and
                                                     -------------     ----
(b) in the event that any Damages incurred by the Indemnified Party do not involve payment by the Target Shareholders of a Third Party Claim, then if (and to the extent) the Target Shareholders are responsible pursuant hereto to indemnify the Indemnified Party against such Damages, within 10 days after agreement on the amount of Damages or the occurrence of a final non-appealable determination of such amount, the Indemnified Party shall be entitled to receive, in immediately available funds, the amount of such Damages (for such portion thereof), subject to the terms of Sections 10.2 and 10.3.
                                                    -------------     ----

          (c) Parent Indemnity Claims shall be satisfied (i) first, by Parent's holdback of any amounts actually owed by Parent to Target Shareholders pursuant to, and in accordance with, the terms of the Contingent Consideration Agreement,
(ii) second, by the return to Parent of Withheld Cash, to the extent of such Withheld Cash, (iii) third, subject to Sections 10.1(d) and 10.1(e) below, by
                                       ----------------     -------
payment of cash or other immediately available funds from the Special Indemnifying Target Shareholders, up to an aggregate amount of $2,000,000 and
(iv) thereafter, by Parent's holdback of future amounts, if any, that would otherwise be owed by Parent to the Target Shareholders pursuant to and in accordance with the terms of the Contingent Consideration Agreement, in each case within ten (10) days of the delivery of notice by an Indemnified Party of the nature and amount of the Parent Indemnity Claims. Nothing in clause (i) of this Section 10.1(c) shall prevent Parent from immediately seeking satisfaction
     ---------------
of a Parent
Indemnity claim under clauses (ii) and (iii) if, at the time such claim is presented for payment no amounts are due and owed to the Target Shareholders under the Contingent Consideration Agreement.

          (d) For purposes hereof, Eric Major and Mohit Bhatnagar are referred to as the "Special Indemnifying Target Shareholders." As Special Indemnifying
           ----------------------------------------
Target Shareholders, each of them shall be responsible for up to $1.0 million of any amounts that become payable pursuant to Section 10.1(c)(iii) hereof and
                                            --------------------
shall share any indemnity obligation equally. In the event that parent Indemnity claims are to be paid by the Special Indemnifying Target Shareholders pursuant to Section 10.1(c)(iii) and thereafter amounts become payable pursuant to the
   --------------------
Contingent Consideration Agreement that are not subject to Parent Indemnity Claims, then all such amounts shall first be remitted to the Special Indemnifying Shareholders until they have received their aggregate pro rata portion of the Merger consideration (inclusive of any Contingent Consideration).

          (e) Any Parent Indemnity Claim that is paid by the Special Indemnifying Target Shareholders pursuant to Section 10.1(c)(iii) may be satisfied by the delivery by the Special Indemnifying Target Shareholders of shares of Parent Stock valued at the higher of (i) the Parent Stock Value as of the Closing Date or (ii) the average of the last trading prices for the Parent Stock as listed on the Nasdaq Stock Market for the ten (10) trading days ending on the day prior to the date on which such Parent Indemnity Claim became due and payable by the Special Indemnifying Target Shareholders; provided, however, that any such delivery of shares of Parent Stock to satisfy Parent Indemnity Claims shall only be permitted if accompanied by an opinion of counsel in form and substance reasonably satisfactory to Parent that such delivery of shares of Parent Common Stock will not affect the status of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     10.2  Limitations on Indemnity.
           ------------------------

           (a) With the exception of Eric Major and Mohit Bhatnagar, the maximum aggregate amount of Damages for which each of the Target Shareholders shall be liable for Parent Indemnity Claims for any untruth, inaccuracy or incorrectness of, or other breach of, any of the representations or warranties of the Target or the Target Shareholders pursuant to this Agreement shall be an amount equal to such Target Shareholder's Pro Rata Indemnification Percentage of the Withheld Cash and the Contingent Consideration, if any (the "Maximum
                                                                 -------
Indemnification Amount"). With respect to Eric Major and Mohit Bhatnagar, the
----------------------
maximum aggregate amount of Damages for which each of them shall be liable for Parent Indemnity Claims for any untruth, inaccuracy or incorrectness of, or other breach of, and of the representations or warranties of Target or such Target Shareholder pursuant to this Agreement shall be an amount equal to such Target Shareholder's Pro Rata Indemnification Percentage of the Withheld Cash, the Contingent Consideration, if any, and his share of the amounts payable under
Section 10.1(c)(iii) (such aggregate amount, the "Special Indemnifying
                                                  --------------------
Shareholder Maximum Indemnification Amount").
------------------------------------------

          (b) Except as otherwise provided in the immediately following sentence, no Indemnified Party shall seek, or be entitled to, indemnification from Target or the Target Shareholders pursuant to Section 10.1(a) until and to
                                                   ---------------
the extent that the aggregate amount of
Damages incurred or suffered by all Indemnified Parties under such section exceeds $100,000 (the "Indemnity Threshold"), and once the Indemnified Parties
                       -------------------
have incurred or suffered aggregate Damages exceeding the Indemnity Threshold, the Indemnified Parties shall be entitled to indemnity for the amount of all Parent Indemnity Claims in excess of the Indemnity Threshold. Notwithstanding the foregoing, Damages incurred or suffered by the Indemnified Parties in connection with inaccuracies in the representations and warranties set forth in the first sentence of Section 4.1 and in Sections 4.2, 4.3(a), 4.3(b)(i), 4.11,
                      -----------        ------------  ------  ---------  ----
4.14, 5.1 and 5.2 and any breach of the covenants and agreements of Target and
----  ---     ---
Target Shareholders contained in Sections 7.1, 7.5, 8.6, 8.9, and 8.13 shall be
                                 ------------  ---  ---  ---      ----
recoverable regardless of whether the Indemnity Threshold has been exceeded and shall not be taken into account when determining whether the Indemnity Threshold has been satisfied.

          (c)  The indemnification provisions of this Article X shall constitute
                                                      ---------
the sole and exclusive remedy of the Parent and Merger Sub for any inaccuracy, untruth, incompleteness or other breach of any representation, warranty or covenant contained in or made by Target or Target Shareholders pursuant to this Agreement or in any certificates delivered at the Closing in connection with or related to the consummation of the transactions contemplated by this Agreement.

          (d) The gross amount which the Target Shareholders are liable to, for, or on behalf of the Indemnified Party as Damages shall be reduced by any insurance proceeds actually recovered by or on behalf of such Indemnified Party relating to the Parent Indemnity Claim and Parent agrees to take commercially reasonable actions, up to and including filing a claim for insurance, to collect such proceeds; provided that if there is a dispute with any insurance carrier regarding any such recovery, Parent shall have no obligation to litigate such dispute, but shall reasonably cooperate with the Target Shareholder Representative if the Target Shareholder Representative elects to bring such suit;

          (e) If the Target Shareholder Representative makes any payment on a Parent Indemnity Claim, the Target Shareholders shall be subrogated, to the extent of such payment to all rights and remedies of the Indemnified Party to any insurance benefits or other claims or benefits of the Indemnified Party with respect to such claim.

          (f) Any amounts payable in satisfaction of the indemnification obligations of the Target Shareholders under this Article X to or on behalf of
                                                  ---------
any Indemnified Party pursuant to this Agreement shall be reduced by the amount of any Tax benefits to the Indemnified Party as a result of the Damages involved, including any increased deductions, credits or losses of the Indemnified Party. In the case of Tax benefits consisting of depreciation or amortization deductions, the Tax benefit amount will be based on the net present value of such deductions using a discount rate equal to the mid-term applicable federal rate in effect on the day on which the indemnification payments are due.

          (g) Notwithstanding any provision made herein to the contrary, no claim for indemnity hereunder may be made for special or punitive damages and any claims for indemnity hereunder for consequential damages, when added together with other damages indemnifiable hereunder, shall not exceed the limitation set forth in Section 10.2(a).

      10.3  Special Limitation. Parent Indemnity Claims arising out of or
            ------------------
asserted in connection with (i) fraud, (ii) willful misconduct, or (iii) any breach of the representations made in the first sentence of Section 4.1 and in
                                                            -----------
Sections 4.2, 4.3(a), 4.3(b)(i), 4.11, 4.14, 5.1 and 5.2 and any breach of the
------------  ------  ---------  ----  ----  ---     ---
covenants and agreements of Target and Target Shareholders contained in
Sections 7.1, 7.5, 8.6, 8.9, 8.13 and Article X shall not be subject to the
------------  ---  ---  ---  ----     ---------
limitation set forth in Section 10.2(a) and instead shall be limited to each
                        ---------------
Target Shareholder's Pro Rata Indemnification Percentage of the Purchase Price and the Contingent Consideration; provided that the reference to Article X in this sentence shall not be deemed to increase the indemnification obligations of any Target Shareholder for breaches of any other Section referenced in this sentence.

     10.4  Tax Indemnification. The Target Shareholders shall indemnify, save
           -------------------
and hold harmless Parent (and each of its Affiliates, successors and assigns) from and against (a) all Taxes imposed on Target or for which Target or the Surviving Corporation is liable with respect to all periods ending on or prior to the Closing Date; and (b) any costs or expenses with respect to the Taxes indemnified hereunder. Notwithstanding the foregoing, no indemnification obligation shall arise under this Section 10.4 to the extent that such Taxes are
                                  ------------
(i) reflected in the reserve for Tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and Tax income) shown in the Reference Balance Sheet or used in the computation of Net Working Capital, (ii) incurred in the Ordinary Course of Business consistent with past practice since March 31, 2001, or (iii) incurred as a result of the transactions contemplated by this Agreement; provided, however, that this clause
(iii) shall not apply to any Taxes incurred as a result of any action or inaction taken by the Target Shareholders that is not specifically contemplated by this Agreement. For purposes of this Section 10.4, Taxes shall
                                        ------------
include the amount of Taxes which would have been paid but for the application of any credit or net operating or capital loss deduction attributable to any period (or portion thereof) ending after the Closing Date, but shall not include amounts which would have been paid without regard to the application of any credit or net operating or capital loss deductions attributable to any period (or portion thereof) ending on or before the Closing Date. The indemnification provisions of this Section 10.4 shall not be subject to the limits on indemnification set forth in Section 10.2. The indemnification provisions of
                             ------------
this Section 10.4 shall constitute the sole and exclusive remedy of an
     ------------
Indemnified Party for Damages which consist of a Tax Liability of Target or the Surviving Corporation for the period through the Closing Date that arise from any inaccuracy, untruth, incompleteness or other breach of any representation or warranty or covenant contained in or made pursuant to this Agreement by Target or the Target Shareholders or contained in any certificates delivered at the Closing in connection with or related to the consummation of the transactions contemplated by this Agreement, so that no duplicate recovery by such Indemnified Party shall occur with respect to Taxes.

     10.5  Schedule Updates. After the date of this Agreement, the Target shall
           ----------------
have the right to update the exceptions contained in the Target Disclosure Schedule, through the date which is five (5) business days immediately prior to the Closing Date, for matters arising after the date of this Agreement which, if existing or occurring at or prior to the date thereof, would have been required to be set forth or described in the Target Disclosure Schedule; provided, however, the foregoing shall apply only if the event, occurrence or other item giving rise to the update to the Target Disclosure Schedule (i) arises after the date of this Agreement, (ii) is not within the control of the Target or any Target Shareholder, and (iii) would not constitute a breach of any of the covenants or agreements of the Target and the Target Shareholders set forth in this Agreement, provided that such updating of the Target Disclosure Schedule shall not affect the requirement set forth in Section 9.3(j)
                                                                  --------------
hereof. No update to the Target Disclosure Schedule shall have any effect for the purpose of determining the satisfaction or fulfillment of the conditions precedent to the Closing contained in the Merger Agreement, it being understood that any update accurately disclosed in the Target Disclosure Schedule which meets all of the requirements set forth in this Section 10.5 shall not form the basis for a claim for breach of any representation or warranty that survives the Closing if the Merger is consummated.


                                  ARTICLE XI.

                           TERMINATION AND AMENDMENT
                           -------------------------

     11.1  Termination. This Agreement may be terminated at any time prior to
           -----------
the Effective Time:

           (a) by mutual written consent of Parent and Target, by action of their respective Boards of Directors;

           (b) by either Target or Parent if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties shall have used their reasonable best efforts to resist, resolve or lift, as applicable, subject to the provisions of
Section 8.4) permanently restraining, enjoining or otherwise prohibiting the
-----------
transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable;

           (c) by Parent, upon a material breach of any covenant or agreement on the part of Target or any Target Shareholder set forth in this Agreement or if (i) any representation or warranty of Target or any Target Shareholder in this Agreement that is qualified as to materiality shall have become untrue or
(ii) any representation or warranty of Target or any Target Shareholder that is not so qualified shall have become untrue in any material respect, in each case such that the conditions set forth in Section 9.3(a) or Section 9.3(b) would not
                                      --------------    --------------
be satisfied (a "Terminating Target Breach"); provided, however, that, if such
                 -------------------------
Terminating Target Breach is capable of being cured by Target or such Target Shareholder prior to the Effective Time through the exercise of its reasonable best efforts, Parent shall promptly give notice of such Terminating Target Breach to Target or such Target Shareholder and if such Terminating Target Breach is cured within fifteen (15) days after giving notice to Target or such Target Shareholder of such breach, Parent may not terminate this Agreement under this Section 11.1(c);
     ---------------

           (d) by Target, upon a material breach of any covenant or agreement on the part of Parent set forth in this Agreement, or if (i) any representation or warranty of Parent that is qualified as to materiality shall have become untrue or (ii) any representation or warranty of Parent that is not so qualified shall have become untrue in any material respect, in each case such that the conditions set forth in Section 9.2(a) or Section 9.2(b) would not be satisfied
                        --------------    --------------
("Terminating Parent Breach"); provided, however, that, if such Terminating
  -------------------------
Parent Breach is capable of being cured by Parent prior to the Effective Time through the exercise of its reasonable best efforts, Target shall promptly give notice of such Terminating Parent Breach to
Parent and if such Terminating Parent Breach is cured within fifteen (15) days after giving written notice to Parent of such breach, Target may not terminate this Agreement under this Section 11.1(d);
                          ---------------

           (e) by either party in accordance with their respective rights as set forth in Section 8.3;
             -----------

           (f) by Parent, if Target Board or any committee of Target Board (i) shall withdraw or modify in any manner adverse to Parent, its approval or recommendation of this Agreement or the Merger, (ii) shall fail to reaffirm such approval or recommendation within five days of Parent's request, (iii) shall approve or recommend any Company Alternative Proposal (as defined in the Note Purchase Agreement) or (iv) shall resolve to take any of the actions specified in clauses (i), (ii) or (iii) above;

           (g) by Parent if the required approval of the Target Shareholders shall not have been obtained (i) at a duly held shareholders' meeting called for the purpose of obtaining such approval, including any adjournments or postponements or (ii) pursuant to unanimous written consent of the Target Shareholders; or

           (h) by Target, on the one hand, or by Parent, on the other hand, if the Closing shall not have occurred on or before September 1, 2001; provided that the right to terminate this Agreement under this Section 11.1(h) shall not
                                                      ---------------
be available to either party if such party has made a material misrepresentation, breached a warranty or failed to fulfill any obligation under this Agreement and such misrepresentation, breach or failure has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

     11.2  Effect of Termination.
           ---------------------

           (a) In the event of termination of this Agreement by either Target or Parent as provided in Section 11.1, this Agreement shall forthwith become
                         ------------
void and there shall be no liability or obligation on the part of Parent or Target or their respective officers or directors except (i) with respect to this
Section 11.2 and (ii) with respect to any liabilities or damages incurred or
------------
suffered by a party as a result of the willful breach by the other party of any of its covenants or other agreements set forth in this Agreement.

           (b) In the event that (i) this Agreement is (A) terminated by Target or (B) Target breaches its standstill obligations as set forth in the Note Purchase Agreement (in which case upon notice by Target or Parent to the other party, this Agreement will be deemed terminated) and (ii) within six months after the date of such breach or termination, as the case may be, Target or any Target Affiliate signs a letter of intent or other agreement relating to the acquisition of a majority interest in the securities of Target, or all or substantially all of its assets, or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, or otherwise (such transaction, a "Subsequent Sale Transaction") and such Subsequent Sale
                      ---------------------------
Transaction is ultimately consummated, then, immediately upon the closing of such transaction, Target will pay to Parent the sum of $500,000 (the "Subsequent
                                                                      ----------
Sale Fee"), which amount shall be payable by wire transfer of immediately
--------
available funds. This fee will serve as the exclusive remedy to Parent in the event of a breach of the Target's standstill obligations under the Note Purchase Agreement. Target acknowledges that the agreements contained in this Section 11.2(b) are an integral part of the
                             ---------------
transactions contemplated in this Agreement, and that, without these arrangements, Parent and Merger Sub would not enter into this Agreement. Accordingly, if Target fails to promptly pay the Subsequent Sale Fee and in order to obtain such payment Parent commences a suit which results in a judgment against Target for any amount of fees and expenses set forth in this Section
                                                                     -------
11.2(b), Target shall pay to Parent its costs and expenses (including attorneys'
-------
fees) in connection with such suit together with interest on such amount in respect of the period from the date such amount became due until the date such amount is paid at the prime rate of Silicon Valley Bank in effect from time to time during such period. If, however, Parent commences a suit as set forth in the immediately preceding sentence and such suit results in a judgment that Parent is not entitled to any amount of fees and expenses set forth in this
Section 11.2(b), Parent shall pay to Target its costs and expenses (including
---------------
attorneys' fees) in connection with such suit together with interest on such amount in respect of the period from the date such amount became due until the date such amount is paid at the prime rate of Silicon Valley Bank in effect from time to time during such period.

           (c)  In the event of termination of this Agreement pursuant to this
Article XI, this Agreement (other than as set forth in Section 12.1) shall
----------                                             ------------
become void and of no effect with no liability under the terms of the Agreement (other than as set forth in this Section 11.2) on the
                                 ------------
part of any party hereto; provided, however, that no such termination shall relieve any party hereto from any liability for breach of this Agreement.

     11.3  Amendment. This Agreement may not be amended except by an instrument
           ---------
in writing signed on behalf of each of the parties hereto.

     11.4  Extension; Waiver. At any time prior to the Effective Time, the
           -----------------
parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that the parties hereto may otherwise have at law or in equity. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                 ARTICLE XII.

                              GENERAL PROVISIONS
                              ------------------

     12.1  Survival of Representations and Warranties. All of the
           ------------------------------------------
representations and warranties of Target contained in Article IV and the
                                                      ----------
representations and warranties of the Target Shareholders contained in Article V
                                                                       ---------
above shall survive the Closing hereunder (even if Parent knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of twenty-four (24) months thereafter. Notwithstanding the foregoing, the representations and warranties of Target and the Target Shareholders contained in the first sentence of Section
                                                                      -------
4.1 and in Sections 4.2, 4.3(a), 4.3(b)(i), 4.11, 4.14, 5.1 and 5.2 and any
---        ------------  ------  ---------  ----  ----  ---     ---
breach of the representations, covenants and agreements of Target and the Target Shareholders contained in Sections 7.1, 7.5, 8.6, 8.9, 8.13 and Article X shall
                          ------------  ---  ---  ---  ----     ---------
survive the Closing (even if Parent knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of forty-eight (48) months thereafter (other than matters related to Taxes, which shall survive subject to any applicable statutes of limitations). All of the representations and warranties of Parent contained in Article VI above and any breach of the representations, covenants and agreements of the Parent contained in Sections 7.5, 8.6 and 8.9 shall
                                                   ---  ---     ---
survive the Closing hereunder (even if Target or the Target Shareholders knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of twenty-four (24) months thereafter. Notwithstanding the foregoing, the representations and warranties of Parent contained in the first sentence of Section 6.1 and in
                                                        -----------

Sections 6.2, 6.3(a), 6.3(b)(i) and 7.5 shall survive the Closing (even if
------------  ------  ---------     ---
Target or the Target Shareholders knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of forty-eight (48) months thereafter

     12.2  Notices. All notices and other communications hereunder shall be in
           -------
writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the tenth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

              To Parent:           Interpore International, Inc.
                                   181 Technology Drive
                                   Irvine, CA 92718
                                   Attn:  Mr. Richard Harrison
                                   Fax:   (949) 453-1884

              with a copy to:      Latham & Watkins
                                   650 Town Center Drive, 20th Floor
                                   Costa Mesa, CA  92626
                                   Attn:  Charles K. Ruck, Esq.
                                   Fax:   (714) 755-8290

              To Target:           American OsteoMedix Corporation
                                   Plaza Business Center
                                   64A Sycolin Road, S.E.
                                   Leesburg, VA  20175
                                   Attn:  Mr. Eric Major
                                   Fax:   (703) 777-4957

              with a copy to:      Shaw Pittman
                                   1650 Tysons Boulevard
                                   McLean, VA 22102
                                   Attn:  Craig Chason, Esq.
                                   Fax:   (703) 770-7901

     12.3  Interpretation. When a reference is made in this Agreement to
           --------------
Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words

"without limitation." The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statue or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the content requires otherwise.

     12.4  Counterparts. This Agreement may be executed in one or more
           ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

     12.5  Entire Agreement; No Third Party Beneficiaries.
           ----------------------------------------------

           (a) This Agreement (including the Schedules and Exhibits), the Contingent Consideration Agreement, the Note Purchase Agreement and the Note constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

           (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     12.6  Governing Law. This Agreement shall be governed and construed in
           -------------
accordance with the laws of the State of California, without regard to the laws that might be applicable under conflicts of laws principles.

     12.7  Severability. If any term or other provision of this Agreement is
           ------------
invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Any provision of this Agreement held invalid or unenforceable only in part, degree or certain jurisdictions will remain in full force and effect to the extent not held invalid or unenforceable. To the extent permitted by applicable law, each party waives any provision of law that renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

     12.8  Assignment. Neither this Agreement nor any of the rights, interests
           ----------
or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     12.9  Enforcement. The parties agree that irreparable damage would occur
           -----------
in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     12.10 Attorneys' Fees. In the event any litigation, arbitration, mediation,
           ---------------
or other proceeding ("Proceeding") is initiated by any party against any other
                      ----------
party to enforce, interpret or otherwise obtain judicial or quasi judicial relief in connection with this Agreement, the prevailing party in such Proceeding shall be entitled to recover from the unsuccessful party all costs, expenses, and actual attorneys' fees relating to or arising out of such Proceeding (whether or not such Proceeding proceeds to judgment), and any post judgment or post award proceeding including without limitation one to enforce any judgment or award resulting from such Proceeding. Any such judgment or award shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorneys' fees.

                           [Signature page follows]

          IN WITNESS WHEREOF, Parent, Target and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first set forth above.

                                       INTERPORE INTERNATIONAL, INC.,
                                       a Delaware corporation



                                       By:  /s/ David C. Mercer
                                          ----------------------------------
                                       Name:  David C. Mercer
                                       Title: Chief Executive Officer



                                       By: /s/ Joseph A. Mussey
                                          ----------------------------------
                                       Name:  Joseph A. Mussey
                                       Title: President


                                       OP SUB, INC., a California corporation



                                       By: /s/ David C. Mercer
                                          ----------------------------------
                                       Name:  David C. Mercer
                                       Title: Chief Executive Officer


                                       AMERICAN OSTEOMEDIX CORPORATION,
                                       a Virginia corporation



                                       By: /s/ Eric Major
                                          ----------------------------------
                                       Name:  Eric Major
                                       Title: President and Chief Executive
                                              Officer


                                       SHAREHOLDERS OF TARGET



                                       By: /s/ Eric Major
                                          ----------------------------------
                                              Eric Major



                                       By: /s/ Mohit Bhatnagar
                                          ----------------------------------
                                              Mohit Bhatnagar